UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

Date: August 8, 2023

Delaware	3728	35-2677532
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Address: 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan

Issuer’s Email Address: contact@world-scan-project.com

Issuer’s Telephone Number: +81-3-6670-1692

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Shares to be Offered Pursuant to Offering	Underwriting Discounts and Commissions	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	$12.00	1,200,000	none	14,400,000	$1,586.88

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

World Scan Project, Inc.

1,200,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

The common stock of World Scan Project, Inc. is currently quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WDSP. At present, there is a lack of liquidity in our common stock. Our shares are thinly traded, meaning our shares cannot be easily purchased or sold. Any prospective investor should we aware that they may be unable to easily sell their shares of our common stock should they decide to purchase shares pursuant to this Offering. Any attempts by investors to resell shares purchased pursuant to this offering, may need to be completed through privately negotiated transactions.

In this public offering we, “World Scan Project, Inc.” are offering 1,200,000 shares of our common. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Chief Financial Officer, and Director, Mr. Ryohei Uetaki. There is uncertainty that we will be able to sell any of the 1,200,000 shares being offered herein by the Company. Mr. Ryohei Uetaki will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $12.00 per share for the duration of the Offering. Assuming all of the 1,200,000 shares being offered by the Company are sold, the Company will receive $14,400,000 in net proceeds. Assuming 900,000 shares (75%) being offered by the Company are sold, the Company will receive $10,800,000 in net proceeds. Assuming 600,000 shares (50%) being offered by the Company are sold, the Company will receive $7,200,000 in net proceeds. Assuming 300,000 shares (25%) being offered by the Company are sold, the Company will receive $3,600,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our Director, Mr. Ryohei Uetaki, for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, we have 10,797,350 shares of common stock, $0.0001 par value, issued and outstanding.

Currently, we also have 10,000,000 shares of series A Preferred Stock issued and outstanding. Our shares of Series A Preferred Stock have no voting rights. Each shareholder of Series A Preferred Stock shall have conversion privileges to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Our Chief Executive Officer, Mr. Ryohei Uetaki, currently owns 100% of the membership interests in SKYPR LLC., a Delaware Limited Liability Company, which beneficially owns 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock. Personally, Mr. Ryohei Utaki is the beneficial owner of 3,000,000 shares of our Common Stock. Mr. Uetaki’s combined voting control of the Company, inclusive of SKYPR LLC, is approximately 92.62% and amounts to a total of 10,000,000 shares of our Common Stock.

We operate through our wholly owned subsidiary, World Scan Project Corporation, a Japan Corporation (“WSP Japan”). We also share the same business plan as that of our wholly owned subsidiary. The Company, headquartered in Tokyo, Japan, is an industrial automation equipment manufacturer, designing and developing robots, drones, Web3 infrastructure, IoT equipment and other related products.

The Company’s website is https://www.world-scan-project.com/.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $12.00 per share for the duration of the offering. The Company estimates the costs of this offering at about $83,587. Expenses incurred in this offering will be paid for by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of its wholly owned subsidiary; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through August, 2024 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is August 8, 2023.

PROSPECTUS SUMMARY

In this Prospectus, “World Scan Project,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to World Scan Project, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending October 31st. Unless otherwise indicated, the term ''Common Stock'' refers to shares of the Company's Common Stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

The Company

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On October 25, 2019, Ryohei Uetaki paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 10,000,000 shares of Common Stock, each with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock, each with a par value of $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock issued to Mr. Uetaki, based on the par value of $.0001 per share of Common Stock and Series A Preferred Stock, was valued at $2,000.

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s Common Stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition.

WSP Japan was incorporated under the laws of Japan on January 22, 2020. WSP Japan, headquartered in Tokyo, Japan, is an industrial automation equipment manufacturer, designing and developing robots, drones, Web3 infrastructure, IoT equipment and other related products. We share the same business plan as that of WSP Japan.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

In September, 2020, the Company entered into subscription agreements with 41 shareholders. Pursuant to these agreements, the Company issued 647,350 shares of Common Stock in total to these shareholders and received $323,675 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 0.50 USD. These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on August 28, 2020 at 4pm EST.

In June, 2023, the Company entered into subscription agreements with 9 shareholders. Pursuant to these agreements, the Company issued 150,000 shares of Common Stock in total to these shareholders and received $1,500,000 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 10.00 USD. These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on May 25, 2023 at 4pm EST. The aforementioned offering has been completed and is no longer ongoing.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 169-0051, Japan.

Our Offering

We have authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). Of our shares of preferred stock, we have authorized 100,000,000 shares of Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred”). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a)       Each share of Series A Preferred Stock shall have no voting rights;

(b)       Each shareholder of Series A Preferred Stock shall have conversion privileges to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

We have 10,797,350 shares of Common Stock and 10,000,000 shares of Series A Preferred issued and outstanding. Through this offering we will register a total of 1,200,000 shares of common stock. These shares represent 1,200,000 new shares of common stock to be issued by us.

Currently, we also have 10,000,000 shares of series A Preferred Stock issued and outstanding. Our shares of Series A Preferred Stock have no voting rights. Each shareholder of Series A Preferred Stock shall have conversion privileges to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Our Chief Executive Officer, Mr. Ryohei Uetaki, currently owns 100% of the membership interests in SKYPR LLC., a Delaware Limited Liability Company, which beneficially owns 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock. Personally, Mr. Ryohei Utaki is the beneficial owner of 3,000,000 shares of our Common Stock. Mr. Uetaki’s combined voting control of the Company, inclusive of SKYPR LLC, is approximately 92.62% and amounts to a total of 10,000,000 shares of our Common Stock.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $12.00 per share for the duration of the offering. The Company estimates the costs of this offering at approximately $83,587. Expenses incurred in this offering will be paid for by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of its wholly owned subsidiary; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

1,200,000 shares of common stock, at a fixed price of $12.00 offered by us in a direct public offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $12.00 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	10,797,350 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	11,997,350 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	The Common Stock of the Company is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WDSP.

The offering price for the shares will remain constant for the duration of the offering and will be offered at a fixed price of $12.00 per share of common stock.

Use of Proceeds

We intend to use the gross proceeds from this Offering for, but not limited to, further improving upon our existing product lines, researching and developing new products, paying for future marketing/ related expenses, recruiting and hiring additional staff, developing sales networks in the USA, Asia, and Europe, and for general working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 1,200,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Mr. Ryohei Uetaki will sell the 1,200,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis. Mr. Uetaki is Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer of the Company.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $83,587.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

At present we rely exclusively on Cellessence Corp. in regards to the sale of cryptocurrency miners/IoT terminals. Should our relationship with Cellessence Corp., for any reason, terminate, then the results of our operations would be significantly impacted.

Currently, we rely solely on Cellessence Corp. an unrelated third party, in regards to any and all sales of cryptocurrency miners/IoT terminals (referred to as “Zexabox”). Although we have no indication, at present, that our relationship with Cellessence Corp. is in jeopardy, it is conceivable that unforeseen events could lead the alteration, or ultimate cancellation, of our relationship with Cellessence Corp. It is also possible that for reasons outside of our control, that Cellessence Corp. may cease operations for any number of reasons. In that event, we can provide no assurances that we could identify, or forge a relationship with, a suitable third party in time to fulfill our business obligations. In which case, we may be forced to alter, cease, or suspend our business operations entirely in regards to our cryptocurrency minters/IoT terminals in a worst case scenario.

Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-	Uncertain economic conditions may cause clients to refrain from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs and inventory costs, affecting our ability to provide our products at competitive prices. An increase in the rate of inflation would force our customers to search for other companies offering comparable products in the technology industry, causing us to lose business and revenue. To date, the impact of inflationary pressures on our operations has been negligible.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we are unable to adapt to changes in market demand, our business will be adversely affected.

We must source new products to adapt to market demand and to maintain or increase our sales. The success of new products may depend on a number of factors including anticipating and effectively addressing user preferences and demand, the success of our sales and marketing efforts, timely and successful product development, effective forecasting and management of product demand. Further, as a number of our products are in the research and development stage, we cannot forecast with certainty what the demand for these products will be when they are ready for sale, as the market may have changed significantly by such time. The risk of not meeting our customers’ preferences and or demands may result in lower sales revenue, adversely affecting our business

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The technology industry in which we operate is subject to intense competition. We compete against a wide array of competitors who provide comparable products, conduct similar operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively, we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

The occurrence of any acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on our business operations and financial condition.

Acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on the economy and infrastructure in Japan and on the livelihood of the Japanese population. Our business operations and financial condition may be materially and adversely affected should such events occur. We cannot give assurance that any acts of God such as floods, earthquakes, drought or any war, terrorist attack or other hostilities in any part of Japan or even the world, potential or threatened, will not, directly or indirectly, have a material adverse effect on our business, financial condition and operating results.

If we were to lose the services of Mr. Uetaki or Mr. Ichikawa, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of our management team, which is comprised of Ryohei Uetaki and Yasumasa Ichikawa. Their leadership has played an integral role in our company. The loss of either or both of the members of our management team would disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our officers and directors or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our Principal executive offices are located in Japan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Japan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited, if possible at all.

You may have difficulty enforcing judgments against us.

We are a Delaware corporation and most of our operations are, and will continue to be, located outside of the United States. We are a Delaware company conducting our operations in Japan. Almost all of our operations are, and will be, conducted in Japan. In addition, our officers and directors are nationals and residents of a country other than the United States. The majority of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon our officers and directors. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and officers and directors, since they are not a resident in the United States.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

As a result of increasing drone regulation in Japan, we have experienced a decrease in demand for our drone products. We cannot forecast with any level of specificity what effect, if any, future regulatory action taken by the Japanese government in regards to drone ownership may have on our financial results.

Based on the revised Civil Aeronautics Act of 2020, registration of Unmanned Aircraft has been mandated. Based on the amendment to the Civil Aeronautics Act in 2020, unregistered Unmanned Aircraft flights will be banned. From June 20, 2022, Unmanned Aircraft will have to be marked with a registration ID to identify them and be fitted with a Remote ID function. The exclusion for Unmanned Aircraft was changed from “those weighing less than 200g” to “those weighing less than 100g.” This means that all Unmanned Aircraft of 100g or more are subject to registration. Acceptance of pre-registration began on December 20, 2021 and mandatory registration of all unmanned aircrafts began on June 20, 2022. The registration system for Unmanned Aircraft has been established to ensure safety and security in the expanded use of Unmanned Aircraft. While this regulation does not directly impact our ability to conduct any of our operations, it has placed the burden of registering autonomous drones onto the consumer, which we believe has had, and will continue to have, a detrimental impact upon our sales.

At present, we are not aware of any specific upcoming regulatory actions that could have a material effect upon our financial condition. However, as regulations are altered, updated, and added to there is the possibility that our business results may be further effected and/or that we may have to suspend or cease some, or all, of our activities related to drone manufacturing. While we do not anticipate that this will occur in the short term, we cannot state with any certainty that such an event will not occur in the future. Further, if such an event were to occur we cannot state what effect this may have upon both the demand for our drones, and out ability to manufacture drones in the future.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• Our sales numbers;

• Our ability to retain, grow our business and attract new suppliers/clients;

• Administrative costs;

• Manufacturing costs;

• Cost of sensors provided to the manufacturer to be included in our drones;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

We may be susceptible to an adverse effect on our business due to the current worldwide economic crisis.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations. Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations. Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire clients. It will take us time to develop a concrete marketing plan. We currently, and in the future may continue to, rely on third parties to market various products and we rely on purchases by repeat customers.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our Chief Executive Officer, Ryohei Uetaki will have significant influence over the management and affairs of the Company and its business. Mr. Uetaki will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations. We will also be subject to Section 15(d) of the Exchange Act which necessitates, amongst other things, that we file quarterly and annual reports with the Securities and Exchange Commission.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may reach up to approximately $80,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

We will be subject to Section 15(d) of the Exchange Act, which provides that any issuer who registers a class of securities under the Securities Act of 1933, as amended (the Securities Act) shall become subject to periodic reporting requirements under Section 13(a) (15 USCS § 78m) of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, Section 15(d) does not trigger all Exchange Act obligations. For example, reports under Section 16 (15 USCS § 78p) or Section 13(d) or obligations with respect to proxies are not triggered by the application of Section 15(d) alone. As mentioned above, we will incur costs to maintain compliance with our reporting obligations, and if we fail to do so then we may be subject to a host of potential legal consequences, and we could become unable to seek quotation via the OTC Marketplace.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, of which 10,797,350 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to World Scan Project, Inc. and/or World Scan Project Corporation, held in our/their corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

There is the risk that investors may lose their investment.

If a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, in the worst case scenario this could render their shares effectively worthless and result in a partial or complete loss of their investment.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been an active and liquid public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The offering price for our common stock pursuant to this prospectus was arbitrarily determined by management. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  Changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  Changes in key personnel;
  Entry into new geographic markets;
  Actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  Announcements relating to litigation;
  Guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  Changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  The development and sustainability of an active trading market for our common stock;
  Future sales of our common stock by our officers, directors and significant stockholders; and
  Changes in accounting principles.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 200,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 200,000,000 shares of common stock, par value $0.0001 per share, of which only 10,797,350 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

WORLD SCAN PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

	October 31, 2022	October 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$5,836,065	$2,583,218
Accounts receivable, trade	1,847,068	4,724
Other receivables, current	489	16,775
Advance payments and prepaid expenses	16,389,562	3,035,135
Inventories	403	47,994
TOTAL CURRENT ASSETS	24,073,587	5,687,846
Non-current assets
Furniture, fixtures and equipment, net	280,024	161,390
Lease asset long term	705,007	406,816
Long term prepaid expenses and security deposits, net	112,145	230,278
Deferred tax assets	307,438	-
Other intangible assets, non-current	19,960	-
TOTAL NON-CURRENT ASSETS	1,424,574	798,484

TOTAL ASSETS	$25,498,161	$6,486,330

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$2,453,668	$261,809
Accounts payable - related party	18,517	-
Income taxes payable	3,329,572	325,693
Consumption tax payable	941,483	170,294
Short-term lease liability	231,041	219,892
Deferred revenue	7,401,171	1,476,492
Due to related party	458	455
TOTAL CURRENT LIABILITIES	14,375,910	2,454,635

Non-Current Liabilities
Lease liability long term	520,002	219,474

TOTAL LIABILITIES	$14,895,912	$2,674,109

Shareholders' Equity
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of October 31, 2022 and 2021)	$1,000	$1,000
Common stock ($0.0001 par value, 200,000,000 shares authorized, 10,647,350 shares issued and outstanding as of October 31, 2022 and 2021)	1,065	1,065
Additional paid-in capital	323,990	323,990
Accumulated earnings	12,555,142	3,646,360
Accumulated other comprehensive income	(2,278,948)	(160,194)

TOTAL SHAREHOLDERS' EQUITY	$10,602,249	$3,812,221

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,498,161	$6,486,330

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended	Year Ended
	October 31, 2022	October 31, 2021

Revenues
Revenues	$14,515,175	$11,813,816
Revenues – related party	7,879	-
Revenues, net	14,917,287	-
Total Revenues	29,440,341	11,813,816
Cost of revenues	11,319,348	5,019,811
Gross profit	18,120,993	6,794,005

OPERATING EXPENSE
General and administrative expenses	4,308,251	3,462,056
Total operating Expenses	4,308,251	3,462,056

Income from operations	13,812,742	3,331,840

Other income (expense)
Other income	20,918	333,843
Interest Expense	-	(3)
Total other income (expense)	21,918	333,840

Net income before tax	13,833,660	3,665,789
Income tax expense	4,924,878	1,333,338
NET INCOME (LOSS)	$8,908,782	$2,332,451

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(2,118,754)	$(242,488)

TOTAL COMPREHENSIVE INCOME (LOSS)	$6, 790,028	$2,089,963

Income per common share
Basic	$0.84	$0.22
Diluted	$0.43	$0.11

Weighted average common shares outstanding
Basic	10,647,350	10,647,350
Diluted	20,647,350	20,647,350

WORLD SCAN PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

	April 30, 2023 (Unaudited)	October 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$2,381,921	$5,836,065
Accounts receivable, trade	27,585	1,847,068
Other receivables, current	668	489
Advance payments and prepaid expenses	31,477,156	16,389,562
Inventories	446	403
TOTAL CURRENT ASSETS	33,887,776	24,073,587
Non-current assets
Furniture, fixtures and equipment, net	312,347	280,024
Lease asset long term	660,055	705,007
Long term prepaid expenses and security deposits, net	96,372	112,145
Deferred tax assets	650,604	307,438
Other intangible assets, non-current	-	19,960
TOTAL NON-CURRENT ASSETS	1,719,378	1,424,574

TOTAL ASSETS	$35,607,154	$25,498,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$6,674,514	$2,453,668
Accounts payable - related party	20,479	18,517
Income taxes payable	7,079,847	3,329,572
Consumption tax payable	1,870,816	941,483
Short-term lease liability	175,604	231,041
Deferred revenue	333,721	7,401,171
Due to related party	458	458
TOTAL CURRENT LIABILITIES	16,155,439	14,375,910

Non-Current Liabilities
Lease liability long term	525,384	520,002

TOTAL LIABILITIES	$16,680,823	$14,895,912

Shareholders' Equity
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of April 30, 2023 and October 31, 2022)	$1,000	$1,000
Common stock ($0.0001 par value, 200,000,000 shares authorized, 10,647,350 shares issued and outstanding as of April 30, 2023 and October 31, 2022)	1,065	1,065
Additional paid-in capital	323,990	323,990
Accumulated earnings	19,703,898	12,555,142
Accumulated other comprehensive income	(1,103,622)	(2,278,948)

TOTAL SHAREHOLDERS' EQUITY	$18,926,331	$10,602,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$35,607,154	$25,498,161

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended April 30, 2023	For the Three Months Ended April 30, 2022	For the Six Months Ended April 30, 2023	For the Six Months Ended April 30, 2022

Revenues	$734	$8,266,406	$5,991	$13,196,434
Revenues, net	15,517,197	-	23,255,104	-
Total Revenues	15,517,931	8,266,406	23,261,095	13,196,434
Cost of revenues	628	3,680,443	4,120	6,064,436
Gross profit	$15,517,303	$4,585,963	$23,256,975	$7,131,998

OPERATING EXPENSE
General and administrative expenses	8,091,044	1.161,020	12,200,702	2,116,257
Total operating expenses	8,091,044	1,161,020	12,200,702	2,116,257

Income from operations	7,426,259	3,424,943	11,056,273	5,015,741

Other income (expense)
Other income	10	7,727	10	27,190
Other expense	(31,939)	-	(31,939)	-
Total other income (expenses)	(31,929)	7,727	(31,929)	27,190

Net income before tax	7,394,330	3,432,670	11,024,344	5,042,931
Income tax expense	2,267,815	1,285,389	3,875,588	1,957,109
NET INCOME	$5,126,515	$2,147,281	$7,148,756	$3,085,822

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(356,592)	$(672,155)	$1,175,326	$(729,598)

TOTAL COMPREHENSIVE INCOME (LOSS)	$4,769,923	$1,475,126	$8,324,082	$2,356,224

Income per common share
Basic	$0.48	$0.20	$.67	$.29
Diluted	$0.25	$0.10	$.35	$.15

Weighted average common shares outstanding
Basic	10,647,350	10,647,350	10,647,350	10,647,350
Diluted	20,647,350	20,647,350	20,647,350	20,647,350

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Overview

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

We operate through our wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. The Company is an industrial automation equipment manufacturer, designing/developing robots, drones, Web3 infrastructure, IoT equipment and other related products.

Results of Operations

Cash Balance

As of April 30, 2023, the Company recorded cash and cash equivalents of $2,381,921, an increase of $468,434 as compared to $1,913,487 as of April 30, 2022. The Company’s increased liquidity is derived from increased sales, particularly sales of crypto miners.

Our cash and cash equivalents were $5,836,065 as of October 31, 2022. The decrease in our cash balance as of October 31, 2022, compared to April 30, 2023 is attributable to an increase in operating expenses.

Currently, our cash balance is sufficient to fund our current level of business operations without the need for additional funding, although we believe that we may need additional funding to further our business agenda.

Assets

Our total assets, as of April 30, 2023, were $35,607,154 and our total assets, as of October 31, 2022, were $25,498,161. For both periods, our total assets were primarily comprised of both cash and cash equivalents, and advance payments and prepaid expenses. It should be noted that we hold nominal inventory as our products are primarily manufactured by third parties, held in their facilities, and then sold to consumers. We do not take physical possession of the majority of our products.

Liabilities

Our total liabilities, as of April 30, 2023, were $16,680,823 and our total liabilities, as of October 31, 2022, were $14,895,912. Our liabilities were primarily comprised of accrued expenses and other payables, income taxes payable, and deferred revenue. As of October 31, 2022, our deferred revenue was significantly higher than our deferred revenue as of April 30, 2023, because we had a large number of crypto miners that had been ordered, but not yet been delivered to customers.

Revenues

We recorded total revenues of $14,917,287 for the fiscal year ended October 31, 2022. We recorded total revenues of $0 for the fiscal year ended October 31, 2021. The cost of revenues for the fiscal year ended October 31, 2022 was $11,319,348, whereas for the fiscal year ended October 31, 2021, our cost of revenues was $5,019,811. Our gross profit for the year ended October 31, 2022 was $18,120,993 compared to $6,794,005 for the fiscal year ended October 31, 2021. The increase in gross profit year over year is attributable to the fact that we began selling "crypto miners", i.e. computer hardware used to collect digital currency.

We recorded total revenues of $15,517,931 for the three months ended April 30, 2023. We recorded total revenues of $8,266,406 for the three months ended April 30, 2022. We recorded revenues of $23,261,095 for the six months ended April 30, 2023. We recorded revenues of $13,196,434 for the six months ended April 30, 2022.

For the three and six months ended April 30, 2023, revenues, comprised of the sale of crypto miners (net) were $15,517,197 and $23,255,104, respectively. For the three and six months ended April 30, 2022 it was $0. The aforementioned variance is due to the fact that, for the three and six months ended April 30, 2022, we did not record any revenue from crypto miners. The Company acts as an agent in facilitating the sales of crypto miners and does not hold physical inventory. The miners are produced by a third party manufacturer. For the three and six months ended April 30, 2023, we had product sales of only $734 and $5,991, respectively, compared to $8,266,406 and $13,196,434, respectively, for the three and six months ended April 30, 2022. Our product sales do not include crypto miners.

This significant decrease is due to the fact that, for the three and six months ended April 30, 2023, we had realized fewer drone sales due to changes in Japanese regulations pertinent to drone registration as consumers now need to register drones that they purchase with the appropriate Japanese authorities, and pay a corresponding fee in order to do so. Although these changing regulations do not have a direct impact on the products we offer, we believe that consumer sentiment has still been effected by the increased registration requirements. The cost of revenues was also significantly impacted due to the decrease in drone sales.

General and Administrative Expenses

Our general and administrative expenses, for the three and six months ended April 30, 2023, were $8,091,044 and $12,200,702, respectively, and, for the three and six months ended April 30, 2022, our general and administrative expenses were $1,161,02 and $2,116,257, respectively.

Our general and administrative expenses, for the fiscal years ended October 30, 2022 and October 30, 2021, were $4,308,251 and $3,462,056, respectively.

Net Income

Our net income, for the three and six months ended April 30, 2023, was $5,126,515 and $7,148,756, respectively, and, for the three and six months ended April 30, 2022, our net income was $2,147,281 and $3,085,822, respectively.

Despite the decrease in drone sales that we experienced for the six months ended April 30, 2023, the sale of crypto miners during this period provided a significant increase to our total revenue, which in turn resulted in a greater net income for the six months ended April 30, 2023.

Our net income for the fiscal years ended October 30, 2022 and October 30, 2021, were $8,908,782 and $2,089,963, respectively. The increase in net income year over year is attributable to the fact that we began selling "crypto miners", i.e. computer hardware used to collect digital currency.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash used in operating activities was $(4,071,264) for the six months ended April 30, 2023, and net cash used in operating activities was $(175,100) for the six months ended April 31, 2022. The variance is primarily the result of greater advance payments and other prepaid expenses, and deferred revenue, for the six months ended April 30, 2023.

Net cash used in operating activities was $4,605,591 for the fiscal year ended October 30, 2022, and net cash used in operating activities was $2,032,197 for the fiscal year ended October 30, 2021. The variance is primarily the result of greater income tax payable and accrued expenses and other payables during the fiscal year ended October 31, 2022.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Industry Overview

World Scan Project, Inc. (herein referred as the “Company”) is an industrial automaton equipment manufacturer, focusing on the design and development of robots, drones, Web3 infrastructure, IoT equipment, and other related products. We consider ourselves to be operating in the technology industry, in broad terms, but we will discuss below the specific subcategories of this industry which we believe most closely pertain to our operations in Japan.

The industrial robot market is expected to expand both in Japan and overseas in the future. Industrial robots are still used by many companies today, but in the future, industrial robot technology will become more sophisticated with FA (factory automation), IoT, and AI, and it will be possible to further improve efficiency and quality. The size of the domestic robot market in Japan was approximately 219 billion USD in 2020, and is projected to reach approximately 404 billion USD in 2025, with additional growth anticipated in the future. (1)

The current year, 2022, has been a year of big moves for the drone industry. In December 2022, new rules regarding drones under the Civil Aeronautics Act will come into effect, and full-fledged flight beyond visual line of sight (level 4 flight) in manned areas (above third parties) will be implemented for various purposes including logistics. is now possible. With the lifting of the ban on level 4 flights, it is expected that the use of drones will advance, and at the same time, new solutions and services that utilize drones will be created. The market size of the drone business in Japan in 2022 is estimated to be 308.6 billion yen, an increase of 77.8 billion yen from 230.8 billion yen in 2021 (up 33.7% from the previous year). It is expected to expand to 382.8 billion yen in 2023, up 24.0% from the previous year, and reach 934.0 billion yen in 2028. Converting this to an average annual growth rate (2022-2028), it is anticipated to increase by 20.3% annually. (2)

“Currently, the domestic metaverse market is in its infancy, but Yano Research Institute predicts that the corporate market will take precedence, and after business-use services become widespread, it will penetrate the consumer market.” According to a survey taken by Yano Research Institute, the size of the domestic metaverse market in 2021 is estimated at 74.4 billion yen, and is expected to grow significantly to 182.5 billion yen in 2022, and is estimated to grow to approximately 325.5 billion yen in 2023. This is due to the rapid increase in demand for services that can be replaced by virtual spaces, such as internal meetings, virtual exhibitions for corporations, and online seminars, due to the impact of infectious diseases. (3)

The company believes that its diverse range of products, encompassing various aspects of the larger technology industry, in Japan, have the ability to penetrate into this fast growing industry and will realize increasing demand year by year, as our development of new and innovative products continues.

Sources:

(1) https://robokaru.jp/fundamental-knowledge/industrial-robot-market-size/

(2) https://research.impress.co.jp/topics/list/drone/664

(3) https://webtan.impress.co.jp/n/2022/09/30/43385

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On October 25, 2019, Ryohei Uetaki paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 10,000,000 shares of Common Stock, each with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock, each with a par value of $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock issued to Mr. Uetaki, based on the par value of $0.0001 per share of Common Stock and Series A Preferred Stock, was valued at $2,000.

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s Common Stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition.

WSP Japan was incorporated under the laws of Japan on January 22, 2020. WSP Japan, headquartered in Tokyo, Japan, is an industrial automation equipment manufacturer, designing and developing robots, drones, Web3 infrastructure, IoT equipment and other related products. We share the same business plan as that of WSP Japan.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

In September, 2020, the Company entered into subscription agreements with 41 shareholders. Pursuant to these agreements, the Company issued 647,350 shares of Common Stock in total to these shareholders and received $323,675 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 0.50 USD. These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on August 28, 2020 at 4pm EST.

In June, 2023, the Company entered into subscription agreements with 9 shareholders. Pursuant to these agreements, the Company issued 150,000 shares of Common Stock in total to these shareholders and received $1,500,000 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 10.00 USD. These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on May 25, 2023 at 4pm EST. The aforementioned offering has been completed and is no longer ongoing.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 169-0051, Japan.

Business Overview

We operate through our wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. We are an industrial automation equipment manufacturer, currently focused on developing and designing robots, drones, Web3 infrastructure, IoT equipment and other related products. We currently operate globally, although the majority of our operations are conducted within Japan.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan.

The Company’s website is https://www.world-scan-project.com/.

The Company has elected October 31th as its year end.

Sales results

The Company’s sales results, for the fiscal years ended October 31, 2021 and October 31, 2022, are as follows:

Product/Service	From November 1, 2021		From November 1, 2020
Description	through October 31, 2022		through October 31, 2021		Total
	Number	Amount	Number	Amount	Number	Amount
SkyFight-X
Small sized drone	230,000	$13,816,367	130,000	$10,930,726	360,000	$24,747,093
ZEXABOX
Crypto currency miner	27,720	$14,917,287	-	-	27,720	$14,917,287
SKY SELFEE and FLYLLY
Small sized drone with HD camera	2,664	$78,336	9,800	$561,369	12,464	$639,705
SOLAR SUNVA
Washing ROBOT of Photovoltaic power generation panel	18	$156,814	2	$32,117	20	$188,931
Other
	-	$471,537	-	$289,604	-	$761,141
Total
		$29,440,341		$11,813,816		$41,254,157

SkyFight-X

SkyFight-X, was originally developed and designed by our Chief Executive Officer, specifically for the hobbyist drone race known as “SKY FIGHT”, which is organized by Drone Net, a Japanese Company. Drone Net began operating a ‘drone school’ in 2017, and a drone race in 2019. At the time, our CEO, Ryohei Uetaki, was in the planning stages of a new, small sized drone product, and believed that his products would have higher performance capabilities than the drones at the time used by Drone Net, which prompted him to propose a collaboration between the Company and Drone Net. Currently, Drone Net operates 24 racetracks in Japan, specifically designed for drone use.

Although SkyFight-X was designed for Sky Fight, the drones can also be used outside the facilities designed exclusively for drone racing, and they can be used for recreational and miscellaneous purposes.

The following includes details regarding the SkyFight-X which we currently offer for sale. As mentioned later on, we have plans to expand our reach to more customers, but at this time it should be noted our only customer is Drone Net.

Schematics of SKYFight-X

- The weight of SKYFight-X is approximately 40 grams.

Product packaging

- One Main body of machine

- One Transmitter (2.4 GHz)

- One Battery

- Four Spare propellers

- One USB charging cable

- One user manual

Current Operations of SKYFight-X

For the year ended October 31, 2021, the Company sold 130,000 small sized drones named “SkyFight-X” to Drone Net for total proceeds of JPY1,185,000,000 (approximately $10,930,726).

For the year ended October 31, 2022, the Company sold 230,000 small sized drones named “SkyFight-X” to Drone Net for total proceeds of JPY1,760,000,000 (approximately $13,816,367).

Structure of Operations of SkyFight-X

At present, the majority of the Company’s operations pertaining to SkyFight-X are carried out in the following manner:

(1) The Company receives an order for the Company’s products from Drone Net.

In accordance with the Memorandum of Understanding, entered into on March 1, 2020, Drone Net shall not develop, manufacture, purchase or sell similar products to SkyFight-X without the Company’s consent through February 28, 2023. Following the conclusion of the Memorandum of Understanding, we entered into a new Memorandum of Understanding with Drone Net on March 1, 2023. This memorandum will expire on February 28, 2026. The material terms of the memorandum have remained unchanged, except for minor alterations to the wholesale price adjustment and prepayment terms have been omitted.

(2) The Company places orders to G-Force, Inc., a Japan corporation (“G-Force”) to manufacture the Products, in accordance with the terms outlined in the agreement entered into on March 4, 2020.

(3) G-Force purchases lap measuring sensors (the “Sensors”) from ShenZhen RadioMaster Co., Ltd., a Chinese corporation (“RadioMaster”). The sensors are later installed in the SkyFight-X Drones.

(4) The Sensors are installed into the drones manufactured by G-Force on behalf of the Company.

(5) G-Force manufactures the Products and installs the Sensors. G-Force is a non-exclusive OEM supplier of the Company. After completion of the production process, the Company conducts a final product inspection of the goods produced. During the inspection, on average, the Company physically inspects between five to ten percent of the products for quality control.

(6) Following inspection and acceptance of the products, the Company directs G-Force to deliver the products to a location designated by Drone Net; currently the warehouse of Drone Net is in Toyko, Japan, and G-Force delivers the products there directly.

(7) The Company relies on the marketing and sales of Drone Net, in part for its own success. If Drone Net realizes increased demand for the products, then in turn our own operations will increase and benefit from more sales. It should be noted that, at present, Drone Net is our primary customer.

Flylly: Small sized drone with 4K camera

The Flylly is an extra small sized drone weighing only 38 grams, and it is not subject to the revised Aviation Act. A 4K camera is installed on the drone for taking photographs, and angles can be adjusted manually by tilting the camera. Automatic flights are also programmable for simple flight plans.

Flylly and a smartphone is all a user needs for operation: download the dedicated app, SKY Drone Go, to the smartphone to connect and control Flylly via Wi-Fi.

Schematics of Flylly

- The weight of Flylly is approximately 38 grams.

Product packaging

Specifications: Total length:82 mm, Width: 89 mm Height: 33 mm Weight: 39.5g

A set of Flylly contains the blow:

- Main body of drone, 1 unit

- LiPo battery, 1 unit

- Upper shell, 3 units (in orange, yellow and white)

- Spare propellers, 4 pieces (2 in black and 2 in blue)

- USB battery charger, 1 unit

- Screwdriver, 1

- Demounting tool for propellers, 1

- User manual (in Japanese), 1

Current Operations of Flylly

For the year ended October 31, 2022, the Company sold 1,164 units of small sized drones with 4K cameras named “Flylly” for total proceeds of JPY2,568,182 (approximately $20,160).

SUNVA: Solar panel cleaning robot

The Company developed a solar panel cleaning robot named “SUNVA” and commenced marketing and sales efforts in 2021. The aggregate development cost was JPY45,646,500 (approximately $358,355).

Outside dimensions

- 6m type: width 760 mm, length 6,495 mm and height 356 mm (without washing machine).

- 4m type: width 760 mm, length 4,460 mm and height 356 mm (without washing machine).

- Standard machine: width 972 mm, length 1,140 mm and height 400 mm.

Weight

- 6 m type: 44.04 kg(excluding washing machine, 4 batteries) 67.98 kg (including washing machine, 4 batteries).

- 4 m type: 34.60 kg(excluding washing machine, 4 batteries) 60.34 kg (including washing machine, 4 batteries).

- Standard machine: 21.03 kg (excluding batteries) 60.34 kg (including 2 batteries).

Wireless communication

Wireless standard: Conformable to Specification ARIB STD-T108 for specific small power wireless communication in 92 MHz band.

Frequency: Sub-Giga, 920 MHz band (920.6 - 923.4 MHz, 15 channels).

Water sprinkling

 7ℓ per minute: Depends on water head condition of pump/waterworks.

Batteries

Rechargeable lithium battery (1 or 2 units of BL1850B, made by Makita Corporation).

Battery Life

Approximately 500 cycles of charge and discharge.

Rated voltage

DC18V.

Continuous availability time

6m standard type: Approximately 180 minutes (use BL1850B(18V/5Ah) batteries at the same time at air temperature of 25 degree Celsius/77 degree Fahrenheit).

4m standard type: Approximately 200 minutes (use BL1850B(18V/5Ah) batteries at the same time at air temperature of 25 degree Celsius/77 degree Fahrenheit).

Current Operations of SUNVA

For the year ended October 31, 2022, the Company sold 18 solar panel cleaning robots “SOLAR SUNVA” for total proceeds of JPY 19,975,815 (approximately $156,814).

META DIVER

META DIVER is an application for smartphones that provides user experience(s) with full-scale VR images. The purpose of the application is to provide 3D data such as historical heritage sites as VR video content.

The main function of the application is image reproductions of VR images and 360 degree images, with VR images of World Heritages, historical heritages, and natural heritage both in Japan and overseas as its contents. Currently, all content in the application is free of charge, although this does not preclude us from monetizing META DIVER in the future.

Pine Hill Productions, Inc., a New York corporation, (“Pine Hill”) is currently supervising the development of META DIVER.

ZEXABOX

ZEXABOX is made pursuant to, what we believe to be, strict Japanese guidelines for quality. The device is a GPU Mining Rig, comprised of computer components, used to “mine” digital currency. In layman’s terms, “mine” is defined as the process of solving complex math problems that verifying transaction(s) in the digital currency or blockchain, which, generally speaking, results in a predetermined amount of digital currency to be gained.

As of the date of this Registration Statement, the company offers for sale the following types of Zexabox machines: PRO, MINI, ULTIMA, DIV, ULTIMA EX, and PRO TYPE-C.

Current Operations Relating to Zexabox

For the year ended October 31, 2022, the Company sold 897 units of “ZEXABOX PRO”, 620 units of “ZEXABOX MINI”, 13 units of “ZEXABOX ULTIMA” and 26,190 units of “ZEXABOX DIV”, for a total amount of JPY1,900,241,017 (approximately $14,917,287). Sales activities pursuant to ZEXABOX are outsourced to Cellessence Corp., an unrelated third party. The company does not carry inventory related to the ZEXABOX. All marketing and sales efforts are conducted by Cellessence Corp.

Marketing

Our marketing plan, at present, is not yet complete and is still being researched and developed. SkyFight-X is being marketed solely by our customer, Drone Net. We believe that Drone Net’s sales of our products will result in increased demand from Drone Net for future products, but this is not directly related to any marketing activities conducted by the Company itself. Additionally, sales and marketing activities pursuant to ZEXABOX are outsourced to Cellessence Corp., an unrelated third party. At present, company’s marketing activities are constrained to our company website located at: https://www.world-scan-project.com/, through which recent news and updates are released, and general advertising to direct potential customers to our website. Additionally, from time to time the company attends industry specific exhibitions and trade shows.

Future plans

World Scan Project, Inc., as an industrial automation equipment manufacturer, plans to further develop and apply our technologies in designing/developing Web3 infrastructure, IoT equipment (Zexabox) and other related products, in addition to the robots and drones we have been offering to the market globally.

(1) To begin direct sales to consumers in Japan

The Company has tentative plans to evaluate the possibility of directly selling its products via web-based direct sales in Japan. It is possible that we may evaluate, and even begin to do so in 2023, but we do not currently have any definitive plans to do so at this point in time.

(2) To expand the sales volume for our digital currency mining rigs

The Company is planning to gain sales agents and agencies to expand the sales of its new product named XEXABOX series.

(3) To start selling products overseas, mainly in the USA

The Company has intentions to begin developing its own sales agencies, and at such time to begin to sell products through such agencies, overseas beginning, potentially, in 2023. These plans remain speculative in nature, however, in order to begin to progress these efforts, the Company entered into a consulting agreement with Pine Hill Productions, Inc., a New York corporation (Pine Hill”) on March 3, 2020. Pine Hill shall support the Company to expand its business operations into the USA. The consulting fee due to Pine Hill is $3,000 per month. As of October 31, 2022, there has been no material progress to disclose as pertains to this agreement.

(4) To develop new products

The Company intends to develop core products other than drones and digital currency mining rigs.

(5) The Company also has tentative plans, to evaluate the possibility of working on developing an underwater drone and a hover bike (flying bike). At this time, we are developing a scanner device that can be attached to an underwater drone and used to scan the sea floor, and the hover bike has been successfully tested in flight. The underwater 3D robot is called MURAKUMO, and the Hovercraft bike is called FREAP. At present neither of these potential products are available for sale as testing remains ongoing. However. we are still exploring the feasibility of these endeavors, and there is no guarantee that such plans will come to fruition.

Government Regulations in Japan

Given that the entirety of our operations are conducted within Japan, and our customers reside in Japan, only the rules and regulations pertaining to Japan are presently applicable to the Company’s operations relating to drones.

The Aviation Act prohibits flying drones over residential areas or areas surrounding an airport without permission from the Minister of Land, Infrastructure and Transportation. Flying drones during night time and during an event is also prohibited. In addition, drones no lighter than 200 grams in unrestricted areas across the country are required to stay below 150 meters (492 feet), and also be kept at least 30 meters (98 feet) from people, buildings, and vehicles.

Given that SkyFight-X is lighter than 200 grams, flying SkyFight-X’s for the purposes of drone racing or participating in drone flying schools is not prohibited by any pertinent regulations in Japan. We are not subject to specific regulations pertaining to the manufacturing and design of the SkyFight-X at this time.

Based on the revised Civil Aeronautics Act of 2020, registration of Unmanned Aircraft has been mandated. Based on the amendment to the Civil Aeronautics Act in 2020, unregistered Unmanned Aircraft flights will be banned. From June 20, 2022, Unmanned Aircraft will have to be marked with a registration ID to identify them and be fitted with a Remote ID function. The exclusion for Unmanned Aircraft was changed from “those weighing less than 200g” to “those weighing less than 100g.” This means that all Unmanned Aircraft of 100g or more are subject to registration. Acceptance of pre-registration began on December 20, 2021 and mandatory registration of all unmanned aircrafts began on June 20, 2022. The registration system for Unmanned Aircraft has been established to ensure safety and security in the expanded use of Unmanned Aircraft. While this regulation does not directly impact our ability to conduct any of our operations, it has placed the burden of registering autonomous drones onto the consumer, which we believe has had, and will continue to have, a detrimental impact upon our sales.

Employees

As of the date of this Registration Statement, the Company, and its subsidiary, collectively have a total of 12 full-time employees. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share of common stock is $12.00. Shares will be sold at a fixed price for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $12.00 per share. There is no assurance that we will raise the full $14,400,000 as anticipated. The below table(s) are in relation specifically to uses of proceeds from this specific offering.

If 1,200,000 shares (100%) are sold:
Next 12 months

Planned Action:	Estimated Cost to Complete
Improvement of existing products	$1,000,000
Research and Development for new products	$6,000,000
Marketing Expenses	$2,500,000
Developing sales structure and network in the USA	$500,000
Developing sales structure and network in Asia and Europe	$200,000
Recruiting personnel and hiring staff	$200,000
Working capital	$4,000,000
Total	$14,400,000

If 900,000 shares (75%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvement of existing products	$750,000
Research and Development for new products	$4,500,000
Marketing Expenses	$1,875,000
Developing sales structure and network in the USA	$375,000
Developing sales structure and network in Asia and Europe	$150,000
Recruiting personnel and hiring staff	$150,000
Working capital	$3,000,000
Total	$10,800,000

If 600,000 shares (50%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvement of existing products	$500,000
Research and Development for new products	$4,500,000
Marketing Expenses	$1,000,000
Developing sales structure and network in the USA	$50,000
Developing sales structure and network in Asia and Europe	$50,000
Recruiting personnel and hiring staff	$100,000
Working capital	$1,000,000
Total	$7,200,000

If 300,000 shares (25%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvement of existing products	$200,000
Research and Development for new products	$3,000,000
Marketing Expenses	$200,000
Working capital	$200,000
Total	$3,600,000

The above figures represent only estimated uses of proceeds from this offering for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $83,587. Expenses incurred in this offering will be paid for by the Company.

Mr. Ryohei Uetaki and SKYPR LLC will not be repaid any loans with funds raised from this offering.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering, which is at a fixed price of $12.00, was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WDSP.

There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Markets Group’s OTC Pink tier.

The current and future market price of our common stock may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the offering is to be fixed at $12.00 per share of common stock for the duration of the offering. The information below is based upon financial information for the quarterly period ended April 30, 2023.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

As of April 30, 2023, the net tangible book value per share of our common stock was approximately $1.80.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$12.00	12.00	12.00	12.00
Net Tangible Book Value Per Share Before the Offering (Approximate)	$1.80	1.80	1.80	1.80
Net Tangible Book Value Per Share After the Offering (Approximate)	$2.08	2.34	2.59	2.82
Increase in Investment to Existing Shareholder (Based on Book Value Before the Offering)	$0.28	0.54	0.79	1.02
Decrease in Investment to New Shareholder	$9.92	9.66	9.41	9.18
Dilution to New Shareholders (Approximate %)	82.67%	80.50%	78.42%	76.50%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$19,451,715
Net proceeds from this offering	14,400,000
$33,851,715
Denominator:
Shares of common stock outstanding prior to this offering	10,797,350
Shares of common stock to be sold in this offering (100%)	1,200,000
11,997,350

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$19,451,715
Net proceeds from this offering	10,800,000
$30,251,715
Denominator:
Shares of common stock outstanding prior to this offering	10,797,350
Shares of common stock to be sold in this offering (75%)	900,000
11,697,350

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$19,451,715
Net proceeds from this offering	7,200,000
$26,651,715
Denominator:
Shares of common stock outstanding prior to this offering	10,797,350
Shares of common stock to be sold in this offering (50%)	600,000
11,397,350

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$19,451,715
Net proceeds from this offering	3,600,000
$23,051,715
Denominator:
Shares of common stock outstanding prior to this offering	10,797,350
Shares of common stock to be sold in this offering (25%)	300,000
11,097,350

PLAN OF DISTRIBUTION

The Company has 10,797,350 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,200,000 shares of its common stock for sale at the fixed price of $12.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Mr. Ryohei Uetaki will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ryohei Uetaki is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ryohei Uetaki will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Uetaki is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Uetaki will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ryohei Uetaki will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,200,000 shares being offered on behalf of the company itself. The price per share is fixed at $12.00 for the duration of this offering.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WDSP. There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Pink. The OTC Pink does not have the liquidity or corporate standards of the NYSE or NASDAQ and as such, the price per share of our common stock as quoted on the OTC Pink may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock in the future. As a result, investors may not be able to liquidate their investment or liquidate their investment at a price point that reflects the value of our business.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, approximately, $55,165. At this time, the Company only has plans to sell to non U.S. citizens outside of the United States. This does not forbid the Company however, from deciding at a later date to pursue sales within the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “World Scan Project, Inc.”, (ii) the subsidiary of the Company, “World Scan Project Corporation.”, or (iii) an escrow agent as agreed upon by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). Of the 200,000,000 shares of authorized Preferred Stock we have authorized 100,000,000 shares to be deemed as Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred”). As of the date of this filing we have 10,797,350 shares of Common Stock and 10,000,000 shares of Series A Preferred issued and outstanding.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a)       Each share of Series A Preferred Stock shall have no voting right;

(b)       Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of Preferred Stock of which 100,000,000 shares of Series A Preferred Stock are authorized.

Our Preferred stock shall have designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. Their mailing address is 200 Memorial Parkway Atlantic Highlands, NJ 07716.

Market Information

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WDSP.

Holders

As of the date of this registration statement, we have 51 shareholders of record holding shares of our common stock.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our Director, Ryohei Uetaki.

 DESCRIPTION OF FACILITIES

Our principal executive offices are located at 120 Wall Street, floor 25, New York, NY 10005 and 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan.

The following table details the terms of the lease agreements for the various properties leased by the Company.

Work Space	Address	Lessee	Lessor	Monthly Rent	Date of Agreement	Term (Expiration of Lease)
Tokyo Office	2-18-23-2F, Nishiwaseda, Shinjuku-ku, Tokyo, Japan	World Scan Project Corporation	Make V Holdings Co., Ltd,	JPY 200,000 $1,569	December 1, 2020	December 31, 2023
Kojimachi Office	3-5-2-201, Kojimachi, Chiyuda-ku, Tokyo, Japan	World Scan Project Corporation	Kenedix Property Design Co., Ltd,	JPY 601,920 $4,725	July 27, 2021	October 19, 2023
Kojimachi Office	3-5-2-1112, Kojimachi, Chiyuda-ku, Tokyo, Japan	World Scan Project Corporation	Kenedix Property Design Co., Ltd,	JPY 581,058 $4,561	July 1, 2021	September 30, 2023
Kojimachi Office	3-5-2-601, Kojimachi, Chiyuda-ku, Tokyo, Japan	World Scan Project Corporation	Kenedix Property Design Co., Ltd,	JPY627,575 $4,926	September 3, 2021	December 2, 2023
Kojimachi Office	3-5-2-1102, Kojimachi, Chiyuda-ku, Tokyo, Japan	World Scan Project Corporation	Kenedix Property Design Co., Ltd,	JPY 270,400 $2,122	October 20, 2021	January 19, 2024
Kojimachi Office	3-5-2-201, Kojimachi, Chiyuda-ku, Tokyo, Japan	World Scan Project Corporation	Kenedix Property Design Co., Ltd,	JPY 325,325 $2,553	February 1, 2022	April 1, 2024
Tenshodo	4-3-9 12fl. Ginza, Chuo-ku, Tokyo, Japan	World Scan Project Corporation	Tenshodo Co.	JPY 1,050,000 $8,242	November 19, 2021	November 18, 2031

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

The following table includes our pending trademark and patent applications.

Patent or Trademark	Application Number	Name	Applicant	Application date	Country/ Jurisdiction	Record date
Trademark	2020-027977	SKY PLATINUM	World Scan Project Corporation	March 13, 2020	Japan	March 5, 2021
	T-5259		World Scan Project, Inc.	April 23, 2020	WIPO
Trademark	2020-026589	DRONE FITNESS	World Scan Project Corporation	March 11, 2020	Japan	September 24, 2020
Trademark	2020-026590	DRONE RACE CAFÉ	World Scan Project Corporation	March 11, 2020	Japan	September 24, 2020
Trademark	2020-007786	SOLAR SUNVA	World Scan Project Corporation	January 23, 2020	Japan	July 9, 2021
Trademark	2020-045941	SMART CITY SPRAY	World Scan Project Corporation	April 24, 2020	Japan	April 7, 2021
Trademark	2020-045942	SMART CITY MASK	World Scan Project Corporation	April 24, 2020	Japan	April 7, 2021
Trademark	2020-061544	SMART CITY FROZEN	World Scan Project Corporation	April 24, 2020	Japan	July 9, 2021
Trademark	2020-061552	TIME WARP DELI	World Scan Project Corporation	April 24, 2020	Japan	May 29, 2021
Trademark	2020-064420	DRONESOLOGY	World Scan Project Corporation	April 24, 2020	Japan	December 4, 2020
Trademark	2020-069802	DOKODEMO DOUJOKIN	World Scan Project Corporation	June 5, 2020	Japan	March 5, 2021
Trademark	2020-099990	SDGs DRONR	World Scan Project Corporation	August 12, 2020	Japan
Trademark	2020-122283	Droneglish	World Scan Project Corporation	October 2, 2020	Japan	August 6, 2021
Trademark	2020-131464	Dorograming	World Scan Project Corporation	October 23, 2020	Japan	November 5, 2021
Trademark	2020-132407	SKESELFEE	World Scan Project Corporation	October 26, 2020	Japan	October 15, 2021
Trademark	2020-134225	LSEEON CLOUD	World Scan Project Corporation	October 29, 2020	Japan
Trademark	2020-140874	MURAKUMO	World Scan Project Corporation	November 13, 2020	Japan	October 8, 2021
Trademark	2020-145756	3D DIVER	World Scan Project Corporation	November 26, 2020	Japan	September 29, 2021
Trademark	2020-149888	WSP / WORLD SCAN PROJECT	World Scan Project Corporation	December 4, 2020	Japan	November 18, 2021
Trademark	2020-154653	CARE CLOUD	World Scan Project Corporation	December 15, 2020	Japan
Trademark	2021-033240	FREAP	World Scan Project Corporation	March 19, 2021	Japan	February 17, 2022
Trademark	2021-034167	SKY DREAMER	World Scan Project Corporation	March 22, 2021	Japan	October 29, 2021
Trademark	2021-053953	FrozenMoment	World Scan Project Corporation	April 30, 2021	Japan	January 31, 2022
Trademark	2021-054960	SeaStreet	World Scan Project Corporation	May 6, 2021	Japan	January 21, 2022
Trademark	2021-058360	Intelligent village	World Scan Project Corporation	May 13, 2021	Japan	February 17, 2022
Trademark	2021-072523	Virtual Travel Exhibition	World Scan Project Corporation	June 11, 2021	Japan	January 7, 2022
Trademark	2021-078943	VIRTUAL STUDY TRAVEL	World Scan Project Corporation	June 24, 2021	Japan	January 7, 2022
Trademark	2021-078965	DIGITAL YOUHAI	World Scan Project Corporation	June 24, 2021	Japan	January 7, 2022
Trademark	2021-079992	DIGITAL CHIREKI	World Scan Project Corporation	June 28, 2021	Japan
Trademark	2021-080084	VR YOUHAI	World Scan Project Corporation	June 28, 2021	Japan	January 21, 2022
Trademark	2021-087436	Drone Adventure	World Scan Project Corporation	July 13, 2021	Japan	March 18, 2022
Trademark	2021-087437	DEEPSEACASK	World Scan Project Corporation	July 13, 2021	Japan	March 8, 2022
Trademark	2021-111126	Flylly	World Scan Project Corporation	September 7, 2021	Japan	February 17, 2022
Trademark	2021-133847	Mature 20,000 Mile	World Scan Project Corporation	October 27, 2021	Japan	June 1, 2022
Trademark	2021-136408	Metatours	World Scan Project Corporation	November 2, 2021	Japan	June 16, 2022
Trademark	2021-148950	THE CASK	World Scan Project Corporation	November 30, 2021	Japan	June 17, 2022
Patent	2021-501939	Unmanned flight equipment, management equipment, operating equipment, and flight management methods	World Scan Project Corporation	February 14, 2020	Japan	July 22, 2022
Trademark	2022-002586	DIVERLAND	World Scan Project Corporation	January 12, 2022	Japan	July 11, 2022
Trademark	2022-007645	DIVERSMARKET	World Scan Project Corporation	January 15, 2022	Japan	July 11, 2022
Trademark	2022-003119	METAWHISKEY	World Scan Project Corporation	January 13, 2022	Japan	July 8, 2022
Trademark	2022-004574	METAPLAYER	World Scan Project Corporation	January 18, 2022	Japan	July 8, 2022
Trademark	2022-004575	METAPET	World Scan Project Corporation	January 18, 2022	Japan	July 8, 2022
Trademark	2022-011861	ZettaVerse	World Scan Project Corporation	February 3, 2022	Japan
Trademark	2022-011865	ZettaWorld	World Scan Project Corporation	February 3, 2022	Japan
Trademark	2022-011870	NFT NO MADOGUCHI	World Scan Project Corporation	February 3, 2022	Japan	July 20, 2022
Trademark	2022-020572	ZETTAGATE	World Scan Project Corporation	February 24, 2022	Japan
Trademark	2022-062963	SMART RC-X	World Scan Project Corporation	June 2, 2022	Japan
Trademark	2022-125054	ZEXA BOX	World Scan Project Corporation	November 1, 2022	Japan
Trademark	2022-128727	DIVERMIST	World Scan Project Corporation	November 10, 2022	Japan

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

World Scan Project, Inc.

NAME	AGE	POSITION
Ryohei Uetaki	48	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Yasumasa Ichikawa	29	Chief Technology Officer

World Scan Project Corporation (our wholly owned subsidiary)

NAME	AGE	POSITION
Ryohei Uetaki	48	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Yasumasa Ichikawa	29	Chief Technology Officer

Ryohei Uetaki

Mr. Ryohei Uetaki graduated from the Osaka Gakuin University Faculty of Commerce in 1997. In 2000, he incorporated Zero Step Ltd and assumed the position of president. In 2006, Zero Step Ltd ceased all operations. In 2006, Mr. Uetaki joined EAZ Holdings Ltd as a director in charge of the company’s marketing efforts. Mr. Uetaki remained as director of EAZ until 2007. From 2007 to 2019, he was engaged as an independent business consultant. From 2017 to 2018, he served as an associated professor of Keio University Graduate School. On October 25, 2019, he was appointed as the president, CEO and director of World Scan Project, Inc. On January 10, 2020, he was appointed as the CEO and member of SKYPR LLC. Inc. On January 22, 2020, he was appointed as the president, CEO and director of World Scan Project Corporation. October 19, 2020, he was appointed as the president, CEO and director of Kids Cell Technologies, Inc.. On November 18, 2020, he was appointed as the president, CEO and director of Kids Cell Technologies Corporation. Currently, he serves as the officer and director of World Scan Project, Inc., World Scan project Corporation, SKYPR LLC, Kids Cell Technologies, Inc. and Kids Cell Technologies Corporation.

Due to Mr. Uetaki’s diverse business experience, the Board has determined it is in the best interest of the company to appoint him as the company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director.

Yasumasa Ichikawa

Mr. Yasumasa Ichikawa graduated from Kyoto Saga University of Arts in 2015. After graduation, he was engaged as an independent computer graphic designer. On November 18, 2019, he was appointed as Chief Technology Officer (“CTO”) of World Scan Project, Inc. On January 22, 2020, he was appointed as the CTO of World Scan Project Corporation and World Scan Project Corporation. Currently, he serves as the CTO of World Scan Project, Inc. and World Scan project Corporation.

Due to Mr. Ichikawa’s technological experience, the Board has determined it is in the best interest of the company to appoint him as the company’s Chief Technology Officer.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Director as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Director, Mr. Ryohei Uetaki, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company, all of which are Mr. Uetaki, review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Director, Mr. Uetaki, believes that it is not necessary to have such committees at this time because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, comprised solely of Mr. Ryohei Uetaki, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our sole Director does not believe that it is necessary to have an audit committee because management believes that the Board can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome.

Involvement in Certain Legal Proceedings

Our officers and sole director have not been involved in or a party in any of the following events or actions during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, comprised solely of Mr. Ryohei Uetaki, has evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Director expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. Our sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Director(s) may do so by directing a written request addressed to our sole Director Ryohei Uetaki, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for the year ended October 31, 2022 and for the year ended October 31, 2021. The below table is inclusive of the Company’s wholly owned subsidiary, World Scan Project Corporation.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ryohei Uetaki CEO, CFO, and Sole Director (1)	2022	188,405		0	0	0	0	0	188,405
Yasumasa Ichikawa, Chief Technology Officer (2)	2022	121,678		0	0	0	0	0	121,678
Ryohei Uetaki Chief Executive Officer and Sole Director (1)	2021	221,922		0	0	0	0	0	221,922
Yasumasa Ichikawa, Chief Technology Officer (2)	2021	110,961		0	0	0	0	0	110,961

(1) On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

(2) On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our sole director, Mr. Ryohei Uetaki. However, we do have an employment agreement with our Chief Technology Officer, Mr. Yasumasa Ichikawa. Pursuant to Mr. Ichikawa’s contract, he is to receive a monthly salary of JPY 14,400,000 (approximately USD $11,500) indefinitely.

Director Compensation

At this time, we have only one director, Mr. Ryohei Uetaki. Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 10,797,350 shares of common stock and 10,000,000 shares of Series A preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Preferred Stock Beneficially Owned	Shares of Preferred Stock Voting Percentage Beneficially Owned	Total Approximate Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Ryohei Uetaki (1) Address: 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan	10,000,000	93.9%	10,000,000	*	92.62%
5% or greater shareholders
None	-	-	-	-	-

* Our Series A Preferred Stock currently has no voting rights. Currently we have 10,000,000 shares of Series A Preferred Stock issued and outstanding of which Ryohei Uetaki owns and controls through his exclusive membership interest in SKYPR LLC.

(1) Ryohei Uetaki currently serves as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. Ryohei Uetaki owns 100% of the membership interests in SKYPR LLC., a Delaware Limited Liability Company, which owns 7,000,000 shares of our common stock and 10,000,000 shares of our Series A Preferred Stock. The table above includes the share ownership of SKYPR LLC with Ryohei Uetaki collectively, in the row for Mr. Uetaki.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001, having a total value of $2,000. No monies were exchanged per the issuances and the shares were all exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition. WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company is an industrial automation equipment manufacturer currently focused on developing and designing robots, drones, Web3 infrastructure, IoT equipment and other related products.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

For the year ended October 31, 2022, the Company borrowed $0 from Ryohei Uetaki, our CEO. The total due was $18,517 for salary and $458 for expenses as of October 31, 2022, and $455 for expenses as of October 31, 2021, and were unsecured, due on demand and non-interest bearing.

As of April 30, 2023, our CEO and Director, to Ryohei Uetaki, has advanced the Company $14,911 for salary, $5,568 for health insurance and $458 for expenses. This advance is considered as a loan to the Company which is unsecured, noninterest-bearing and payable on demand.

Aiming to establish a new revenue source, the Company planned to enter a new business, create avatars which offer exploring opportunities in metaverse. Found less feasible to realize reasonable revenue, the Company gave up the idea and related assets were transferred to ZEXAVERSE before the Company put those in service.

For the said transaction, the Company and ZEXAVERSE entered into a memorandum on July 1, 2022 and assets were all transferred to ZEXAVERSE on July 15, 2022. However, the Company was the contracting party with the vendors in sourcing assets for the new business, the Company invoiced the sum of contract value with vendors to ZEXAVERSE upon the said transfer in the amount of $727,911. The amount we disbursed to the vendors and the amount the company invoiced to ZEXAVERSE was paid on October 31, 2022. There is no revenue/loss, inventory, cost of goods sold occurred to the Company in relation to this transaction.

For the year ended October 31, 2022, revenue totaling $7,879 was recognized from sales to related party ZEXAVERSE Corporation (hereinafter referred to as “ZEXAVERSE”). ZEXAVERSE is considered as a related party due to the fact that Ryohei Uetaki, our CEO, controls this entity. For the year ended October 31, 2021, there were no related party sales.

The terms and conditions applied to the above transactions were the same as those applied to sales to customers not related to the Company.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		2022	2021
Audit fees	M&K CPAS, PLLC	$57,677	$31,000
Audit related fees
Tax fees			$3,854
All other fees

Total		$57,677	$34,854

Board of Directors Pre-Approval Process, Policies and Procedures

Our principal auditors have informed our sole director of the scope and nature of each service provided. With respect to the provisions of services other than audit, review, or attest services, our principal accountants brought such services to the attention of our sole director prior to commencing such services.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm (PCAOB FIRM ID - 2738)	F2

Consolidated Balance Sheets	F3

Consolidated Statements of Operations and Comprehensive Income	F4

Consolidated Statements of Changes in Shareholders’ Equity	F5

Consolidated Statements of Cash Flows	F6

Notes to the Audited Consolidated Financial Statements	F7-F10

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of World Scan Project, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of World Scan Project, Inc. (the Company) as of October 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years then ended and the related notes to the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2 to the financial statements, when another party is involved in providing goods or services to the Company’s clients, a determination is made as to who is acting in the capacity as the principal in the sales transaction.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation of principal versus agent.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, TX

February 10, 2023

- F2 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

	October 31, 2022	October 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$5,836,065	$2,583,218
Accounts receivable, trade	1,847,068	4,724
Other receivables, current	489	16,775
Advance payments and prepaid expenses	16,389,562	3,035,135
Inventories	403	47,994
TOTAL CURRENT ASSETS	24,073,587	5,687,846
Non-current assets
Furniture, fixtures and equipment, net	280,024	161,390
Lease asset long term	705,007	406,816
Long term prepaid expenses and security deposits, net	112,145	230,278
Deferred tax assets	307,438	-
Other intangible assets, non-current	19,960	-
TOTAL NON-CURRENT ASSETS	1,424,574	798,484

TOTAL ASSETS	$25,498,161	$6,486,330

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$2,453,668	$261,809
Accounts payable - related party	18,517	-
Income taxes payable	3,329,572	325,693
Consumption tax payable	941,483	170,294
Short-term lease liability	231,041	219,892
Deferred revenue	7,401,171	1,476,492
Due to related party	458	455
TOTAL CURRENT LIABILITIES	14,375,910	2,454,635

Non-Current Liabilities
Lease liability long term	520,002	219,474

TOTAL LIABILITIES	$14,895,912	$2,674,109

Shareholders' Equity
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of October 31, 2022 and 2021)	$1,000	$1,000
Common stock ($0.0001 par value, 200,000,000 shares authorized, 10,647,350 shares issued and outstanding as of October 31, 2022 and 2021)	1,065	1,065
Additional paid-in capital	323,990	323,990
Accumulated earnings	12,555,142	3,646,360
Accumulated other comprehensive income	(2,278,948)	(160,194)

TOTAL SHAREHOLDERS' EQUITY	$10,602,249	$3,812,221

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,498,161	$6,486,330

The accompanying notes are an integral part of these audited financial statements.

- F3 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended	Year Ended
	October 31, 2022	October 31, 2021

Revenues
Revenues	$14,515,175	$11,813,816
Revenues – related party	7,879	-
Revenues, net	14,917,287	-
Total Revenues	29,440,341	11,813,816
Cost of revenues	11,319,348	5,019,811
Gross profit	18,120,993	6,794,005

OPERATING EXPENSE
General and administrative expenses	4,308,251	3,462,056
Total operating Expenses	4,308,251	3,462,056

Income from operations	13,812,742	3,331,840

Other income (expense)
Other income	20,918	333,843
Interest Expense	-	(3)
Total other income (expense)	21,918	333,840

Net income before tax	13,833,660	3,665,789
Income tax expense	4,924,878	1,333,338
NET INCOME (LOSS)	$8,908,782	$2,332,451

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(2,118,754)	$(242,488)

TOTAL COMPREHENSIVE INCOME (LOSS)	$6, 790,028	$2,089,963

Income per common share
Basic	$0.84	$0.22
Diluted	$0.43	$0.11

Weighted average common shares outstanding
Basic	10,647,350	10,647,350
Diluted	20,647,350	20,647,350

The accompanying notes are an integral part of these audited financial statements.

- F4 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

						ACCUMULATED
					ADDITIONAL	OTHER	ACCUMULATED	TOTAL
	PREFERRED STOCK		COMMON STOCK		PAID IN	COMPREHENSIVE	EARNINGS	EQUITY
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	INCOME (LOSS)	(DEFICIT)	(DEFICIT)

Balance - October 31, 2020	10,000,000	$1,000	10,647,350	$1,065	$323,987	$82,294	$1,313,909	$1,722,255

Net income	-	-	-	-	-	-	2,332,451	2,332,451
Imputed interest	-	-	-	-	3	-	-	3
Foreign currency translation	-	-	-	-	-	(242,488)	-	(242,488)
Balance - October 31, 2021	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(160,194)	$3,646,360	$3,812,221

Net income	-	-	-	-	-	-	8,908,782	8,908,782
Foreign currency translation	-	-	-	-	-	(2,118,754)	-	(2,118,754)
Balance - October 31, 2022	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(2,278,948)	$12,555,142	$10,602,249

The accompanying notes are an integral part of these audited financial statements.

- F5 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended	Year Ended
	October 31, 2022	October 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,908,782	$2,332,451
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	146,437	16,136
Imputed interest	-	3
Lease expense	311,951	99,850
Changes in operating assets and liabilities:
Accounts receivable	(2,145,524)	845,298
Advance payments and other prepaid expense	(16,413,398)	(2,626,641)
Inventories	42,482	(42,282)
Other receivables	14,443	(17,772)
Other current assets	(41,345)	(211,855)
Deferred tax assets	(357,819)	-
Accrued expenses and other payables	2,642,891	140,056
Software	(24,602)	-
Other current liabilities	-	(12,751)
Income tax payable	3,583,726	(149,234)
Consumption tax payable	943,365	161,944
Deferred revenue	7,292,667	1,564,294
ROU asset/liability	(298,465)	(67,300)
Net cash provided by operating activities	4,605,591	2,032,197

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(227,180)	(187,123)
Net cash used in investing activities	(227,180)	(187,123)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	-	455
Net cash provided by (used in) financing activities	-	455

Net effect of exchange rate changes on cash	$(1,125,564)	$(236,917)

Net Change in Cash and Cash Equivalents	3,252,847	1,608,612
Cash and cash equivalents - beginning of period	2,583,218	974,606
Cash and cash equivalents - end of period	$5,836,065	$2,583,218

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$1,695,213	$1,333,338

NON-CASH INVESTING AND FINANCING TRANSACTIONS
ROU Asset/Liability	$1,269,132	$555,942

The accompanying notes are an integral part of these audited financial statements.

- F6 -

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company, in exchange for 10,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Series A Preferred stock, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock provided to Mr. Uetaki, based on the par value of $.0001 per share of common stock and Series A Preferred Stock, is valued at $2,000.

On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition.

WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business is focused on developing and manufacturing of autonomous aerial vehicles including drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

In September, 2020, the Company entered into subscription agreements with 41 shareholders. Pursuant to these agreements, the Company issued 647,350 shares of common stock in total to these shareholders and received $323,675 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 0.50 USD.

These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on August 28, 2020 at 4pm EST.

We operate through our wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. We are a start-up stage company currently focused on developing, designing and selling small sized drones which may be used for a variety of purposes.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 169-0051, Japan.

The Company has elected October 31st as its year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, World Scan Project Corporation, whose registered address is 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Reclassification

Certain amounts in the prior period have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Advertising and Promotion

All advertising, promotion and marketing expenses, including commissions, are expensed when incurred.

Leases

The Company capitalizes all leased assets pursuant to ASU 2016-02, Leases (Topic 842) (“Topic 842”), which requires lessees to recognize right-of-use (“ROU”) assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of six months or less when purchased to be cash equivalents.

Accounts Receivable and Credit Policies

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. If there is a claim for a defect of product within four days after arrival of goods, the Company shall accept a goods return.

Advance payments and prepaid expenses

Advance payments and prepaid expenses are cash paid amounts that represent costs incurred from which a service or benefit is expected to be derived in the future.

Inventory

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out (“FIFO”) method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

Fixed assets and depreciation

Property, plant and equipment are stated at cost less depreciation and impairment loss. The initial cost of the assets comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the respective assets as follows: computer software developed or acquired for internal use, 2 to 5 years; computer equipment, 2 to 5 years; buildings and improvements, 5 to 15 years; leasehold improvements, 2 to 10 years; and furniture and equipment, 1 to 5 years.

- F7 -

Foreign currency translation

The Company maintains its books and records in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

October 31, 2022
Current JPY: US$1 exchange rate	148.26
Average JPY: US$1 exchange rate	127.39

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Revenue recognition

The Company adopted ASC 606 – Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue amount represents the invoiced value, net of a value-added tax (“Consumption Tax”) and applicable local government levies. The Consumption Tax on sales is calculated at 10% of gross sales. The Company is subject to consumption taxes in Japan for the year ended October 31, 2022. For the year ended October 31, 2021, a consumption tax refund of $330,694 was recorded in Other income due to a tax exemption.

The following table summarizes our revenue recognized under ASC 606 in our consolidated statements of operations:

	Year Ended
	October 31,
	2022	2021

Revenues
Product sales	$14,043,637	$11,637,104
Product sales – related party	7,879	-
Crypto miners sales, net	14,917,287	-
Program for educational institution	33,541	38,606
Other	437,997	138,106
Total Revenue Under ASC 606	29,440,341	11,813,816

Total Revenue Under ASC 606	$29,440,341	$11,813,816

Revenue from product sales

Revenue for products is recognized when the products are delivered to the customer and the customer completes the product inspection. Cash receipts for undelivered products are recorded as deferred revenues. As of October 31, 2022, the Company no deferred revenues related to product sales.

Revenue – related party

During the year ended October 31, 2022, revenue totaling approximately $7,879 was recognized from sales to related party ZEXAVERSE Corporation (hereinafter referred to as “ZEXAVERSE”). ZEXAVERSE is considered as a related party due to the fact that Ryohei Uetaki, CEO of the Company, controls the said company. The terms and conditions applied to the above transactions were the same as those applied to sales to customers not related to the Company.

Revenue from crypto miners sales

During the year ended October 31, 2022, the Company acted as an agent in facilitating the sales of crypto miners, produced by a third-party manufacturer, to customers of the Company. Revenue for the sale of crypto miners was recognized when the miners were delivered to the customers and the customers completed the inspection of the miners. Management assessed the Company’s contracts with the third-party manufacturer and customers in consideration of ASC 606, “Revenue from Contracts with Customers”, and determined the Company as the agent in said transactions. As such, the company recognized crypto miner sales net of costs. For the year ended October 31, 2022, Cost of goods sold for minor purchases, netted by the gross sales was $35,580,995. $7,401,171 of deferred revenues are related to deposits for crypto miners.

Revenue from educational institution program

Revenue for educational institution fees is recognized when the services are provided to the customer. Cash receipts for undelivered products are recorded as deferred revenues. As of October 31, 2022, the Company had no deferred revenues related to the educational institution program.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. Each shareholder of Series A Preferred Stock may convert their shares at the option of the holder thereof into an equal amount of shares of any other class or series of the Company’s stock on a one to one basis, therefore the Company computes diluted earnings (loss) per shares by dividing net income (loss) by the sum of the total of weighted average number of common shares and total preferred shares outstanding.

Basic and diluted earnings per share are as follows:

	October 31,

	2022	2021
Basic earnings per share	$.84	$.22
Diluted earnings per share	$.43	$.11

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 – Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. As of October 31, 2022 and October 31, 2021, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Concentration of Purchases

Net purchase from suppliers accounting for 10% or more of total purchases are as follows:

For the year ended October 31, 2022, 51.81% of the inventories were purchased from G-Force in the amount of $5,864,586 and 24.95% of the inventories were purchased from DN Branch in the amount of $2,823,899.

For the year ended October 31, 2021, 90.6% of the inventories were purchased from G-Force in the amount of $4,545,382.

Concentration of Revenues

Gross revenues from customers accounting for 10% or more of total revenues are as follows:

For the year ended October 31, 2022, 48.31% of total revenue was generated from Drone Net in the amount of $14,221,414.

For the year ended October 31, 2021, 98.95% of total revenue was generated from Drone Net in the amount of $11,690,057.

- F8 -

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates some positive trends, compared with the previous fiscal years, in our financial statements as in below:

As of October 31, 2022, the Company recorded cash and cash equivalents of $5,836,065, an increase of $3,252,847 compared to $2,583,218 in the prior year ended October 31, 2021, and the Company’s major sources of liquidity derived from the sales of drones and crypto miners. As stated in the consolidated financial statements, the Company, for the year ended on October 31, 2022, recorded a net income of $8,908,782 (+282% y-o-y) and earned $4,605,591 (+127% y-o-y) in cash flows from operating activities.

Having reviewed the above, the Company realizes that whether we shall be able to continue demonstrating the positive trends demonstrated in our financial statements, lies in our ability to continue to generate revenue and increase revenue going forward. Principally, the Company's consolidated financial statements are based on going concern assumptions, which assume the realization of assets and offset of liabilities in the normal course of business. Based on this, the Company also recognizes that it is critical for us to continue to operate and/or perform our obligation(s) in the future and procure any required funds needed to meet the redemption of its debt during normal business operations.

Management has evaluated the estimated impact of COVID-19, which has become a significant factor impacting operations of businesses globally, one of which we believe we will need to continue to monitor as to the potential effects it may have on our own business.

The Company assessed the impact of COVID-19 and believes there to be minimal impact of COVID-19 on the Company’s drone sales, which is currently the Company’s primary source of revenue. The Company will need to continue to monitor COVID-19 and the effects it may have, socially and economically, as it is possible that such developments may in fact impact our operations going forward or more specifically, our sales results. At this time, the Company believes that it will not affect our assumptions as a going concern.

Based on the Company’s evaluation, based on the positive financial trends it has experienced year over year e.g. increase in net income and increase in net cash provided by operating activities, management believes that it has completely mitigated the circumstances that led to a doubt with respect to the Company’s ability to continue as a going concern, i.e. dependency on a single major customer, which existed at the time of the filing of the Company’s prior year report.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable from customers totaled $1,847,068 as of October 31, 2022 and $4,724 as of October 31, 2021. No bad debt allowance was provided as of October 31, 2022 and 2021 respectively.

Concentration of Accounts Receivable

Accounts receivable from customers accounting for 10% or more of total accounts receivable are as follows:

For the year ended October 31, 2022, 77.36% of total accounts receivable was owed to the Company by Drone Net in the amount of $1,428,976 and 15.36% of total accounts receivable was owed to the Company by Chabi land in the amount of $283,792.

NOTE 5 - ADVANCE PAYMENTS AND PREPAID EXPENSES

Advance payments are comprised of the payments for the undelivered products and other deliverables. As of October 31, 2022 and October 31, 2021, the Company had advance payments and other prepaid expenses of $16,389,562 and $3,035,135, respectively. Details of the advance payments as of October 31, 2022 and October 31, 2021 are as follows:

	October 31, 2022	October 31, 2021
Purchase of products from G-Force Inc.	$101,158	$2,343,700
Purchase of products from Radio Maker	-	325,441
Purchase of products from Solar Samba	-	119,395
Purchase of parts from Bluish Co., Ltd	-	21,360
Purchase of parts from Team M	37,097	48,246
Purchase of parts from Wise Partners Co., Ltd	228,785	-
Purchase of parts from Rogyx Co., Ltd	31,161	-
Purchase of cryptocurrency miners from Cellessence Corp.	15,915,311	-
Other advances and prepaid expenses	76,050	176,993
Totals	$16,389,562	$3,035,135

NOTE 6 - FIXED ASSETS

The company recognizes purchased assets with a useful life longer than one year as fixed or non-current assets. These assets are depreciated using the straight-line method of depreciation over the estimated useful life of the assets.

During the year ended October 31, 2022, the Company purchased long-term assets, including building renovations, totaling approximately $227,180. The Company is depreciating these assets over a 5-10 year period once they were put into use. Depreciation expense for the year ended October 31, 2022 was approximately $50,535.

During the year ended October 31, 2021, the Company purchased long-term assets, including a 360 laser scanner, and various tools, furniture and fixtures, totaling approximately $177,526. The Company is depreciating these assets over a five year period once they have been put into use. Depreciation expense for the year ended October 31, 2021 was approximately $16,136.

NOTE 7 - DEFERRED REVENUE

Deferred revenue is the amount the Company received in advance from the customer for their orders placed with us. As of October 31, 2022 deferred revenue in the amount of $7,401,171 was related to our sales of cryptocurrency miners which represents a large amount in both number of transactions and values. As of October 31, 2021, deferred revenue in the amount of $1,476,492 was related to our sales of drones.

NOTE 8 - INCOME TAXES

For the years ended October 31, 2022 and 2021, the Company had income tax expense in the amount of $4,924,878 and $1,333,338, respectively.

United States

The Company was incorporated under the laws of the State of Delaware on October 25, 2019. The U.S. federal income tax rate is 21%.

Japan

The Company conducts its major businesses in Japan through WSP Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

The Company is subject to a number of income taxes, which, in aggregate, represent a statutory tax rate approximately as follows:

	Company’s assessable profit
For the year ended October 31,	Up to JPY 4 million	Up to JPY 8 million	Over JPY 8 million
2022	22.9%	25.37%	37.59%

As of October 31, 2022 and October 31, 2021, the Company had income tax payable of $3,329,572 and $325,693, respectively.

For the years ended December 31, 2022 and 2021, the Company’s income tax expenses are as follows:

	For the Years Ended
	December 31,
	2022	2021
Current	$5,282,697	$1,333,338
Deferred	(357,819)	-
Total	$4,924,878	$1,333,338

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations to the Japanese statutory tax rate for the years ended December 31, 2022 and 2021 is as follows:

	For the Years Ended
	December 31,
	2022	2021
Japanese statutory tax rate	34.59%	34.59%
Change in valuation allowance	1.01%	1.78%
Effective tax rate	35.60%	36.37%

The tax effects of temporary differences that give rise to the deferred tax assets at December 31, 2022 and 2021 are presented below:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Business tax payable	$307,438	$34,744
Other	82,991	9,016
Subtotal	390,429	43,760
Less valuation allowance	(82,991)	(43,760)
Total deferred tax assets	$307,438	$-

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. For the year ended October 31, 2021, a full valuation allowance was provided. For the year ended October 31, 2022, certain valuation allowance was released for WSP Japan considering the collectability of deferred tax assets.

- F9 -

NOTE 9 - SHAREHOLDERS’ EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. The authorized Series A Preferred Stock of the Company consists of 100,000,000. There were 10,000,000 shares of Series A Preferred Stock issued and outstanding as of October 31, 2022 and October 31, 2021.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a) Each share of Series A Preferred Stock shall have no voting rights;

(b) Each shareholder of Series A Preferred Stock may convert their shares at the option of the holder thereof into an equal amount of shares of any other class or series of the Company’s stock on a one to one basis.

Common Stock

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 10,647,350 shares of common stock issued and outstanding as of October 31, 2022 and October 31, 2021.

NOTE 10 - RELATED-PARTY TRANSACTIONS

Revenue

During the year ended October 31, 2022, revenue totaling $7,879 was recognized from sales to related party ZEXAVERSE. The said company is considered as a related party due to the fact that Ryohei Uetaki, CEO of the Company, controls the said company.

The terms and conditions applied to the above transactions were the same as those applied to sales to customers not related to the Company.

Loan to the Company

As of October 31, 2022, our CEO and Director, Ryohei Uetaki, has advanced to the Company $18,517 for salary and $458 for expenses. This advance is considered as a loan to the Company which is unsecured, noninterest-bearing and payable on demand.

Transfer of assets to ZEXAVERSE

Aiming to establish a new revenue source, the Company planned to enter a new business, create avatars which offer exploring opportunities in metaverse. Found less feasible to realize reasonable revenue, the Company gave up the idea and related assets were transferred to ZEXAVERSE before the Company put those in service.

For the said transaction, the Company and ZEXAVERSE entered into a memorandum on July 1, 2022 and assets were all transferred to ZEXAVERSE on July 15, 2022. However, the Company was the contracting party with the vendors in sourcing assets for the new business, the Company invoiced the sum of contract value with vendors to ZEXAVERSE upon the said transfer and booked the said amount as other receivables – related party, a total of $727,911. The amount we disbursed to the vendors and the amount the company invoiced to ZEXAVERSE, which was paid by October 31, 2022, are the same amount. There is no revenue/loss, inventory, cost of goods sold occurred or recorded as an asset to the Company in relation to this transaction.

Sales activities with ZEXAVERSE

During the year ended October 31, 2022, the Company sold goggles ($7,879 in total) to ZEXAVERSE. The terms of conditions applied to the said transactions were the same conditions the Company applies to the non-Related Party clients, and the Company did not give any advantages to ZEXAVERSE.

Account receivables and sales relevant to the said transactions are presented in the Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Income hereinabove.

NOTE 11 - LEASE ASSETS AND LIABILITIES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. We adopted this standard on the effective date of November 1, 2020 and used this effective date as the date of initial application. Under this application method, we were not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. We elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and we did not elect the use of hindsight.

We determine if a contract is a lease at the inception of the arrangement. We review all options to extend, terminate, or purchase the ROU assets, and when reasonably certain to exercise, we include the option in the determination of the lease term and lease liability. We have six operating leases related to our office space in Tokyo with remaining lease terms of 1 to 3 years. We recognized $311,951 and $99,850 in operating lease costs for the years ended October 31, 2022 and October 31, 2021, respectively.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

The tables below present financial information associated with our leases. As noted above, we adopted Topic 842 using a transition method that does not require application to periods prior to adoption.

	Balance Sheet Classification	October 31, 2022	October 31, 2021

Right-of-use assets	Lease asset long	$705,007	$406,816
Current lease liabilities	Short-term lease liability	231,041	219,892
Non-current lease liabilities	Lease liability long term	520,002	219,474

Maturities of lease liabilities as of October 31, 2022 are as follows:

2023	231,041
2024	69,464
2025	52,120
2026 and beyond	398,418
Total	751,043
Add(Less): Imputed interest	(232,304)
Present value of lease liabilities	518,739

NOTE 12 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are comprised of trade accounts payable, accrued payroll tax liabilities and accrued expenses As of October 31, 2022 and October 31, 2021, the Company had accrued expenses and other payables of $2,453,668 and $261,809, respectively. Details of the accrued expenses and other payables as of October 31, 2022 and October 31, 2021 are as follows:

	October 31, 2022	October 31, 2021
Accounts payable, trade	$2,383,161	$130,393
Accounts payable for employees	54,879	90,922
Accrued payroll liabilities	15,628	40,494
Totals	$2,453,668	$261,809

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 10, 2023, the date on which the consolidated financial statements were available to be issued and has found no material transactions to report.

- F10 -

INDEX TO THE UNAUDITED FINANCIAL STATEMENTS

Pages

Consolidated Balance Sheets - Unaudited	F12

Consolidated Statements of Operations and Comprehensive Income - Unaudited	F13

Consolidated Statements of Changes in Shareholders’ Equity - Unaudited	F14

Consolidated Statements of Cash Flows - Unaudited	F15

Notes to the Audited Consolidated Financial Statements - Unaudited	F16-F18

-F11-

WORLD SCAN PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

	April 30, 2023 (Unaudited)	October 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$2,381,921	$5,836,065
Accounts receivable, trade	27,585	1,847,068
Other receivables, current	668	489
Advance payments and prepaid expenses	31,477,156	16,389,562
Inventories	446	403
TOTAL CURRENT ASSETS	33,887,776	24,073,587
Non-current assets
Furniture, fixtures and equipment, net	312,347	280,024
Lease asset long term	660,055	705,007
Long term prepaid expenses and security deposits, net	96,372	112,145
Deferred tax assets	650,604	307,438
Other intangible assets, non-current	-	19,960
TOTAL NON-CURRENT ASSETS	1,719,378	1,424,574

TOTAL ASSETS	$35,607,154	$25,498,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$6,674,514	$2,453,668
Accounts payable - related party	20,479	18,517
Income taxes payable	7,079,847	3,329,572
Consumption tax payable	1,870,816	941,483
Short-term lease liability	175,604	231,041
Deferred revenue	333,721	7,401,171
Due to related party	458	458
TOTAL CURRENT LIABILITIES	16,155,439	14,375,910

Non-Current Liabilities
Lease liability long term	525,384	520,002

TOTAL LIABILITIES	$16,680,823	$14,895,912

Shareholders' Equity
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 10,000,000 shares issued and outstanding as of April 30, 2023 and October 31, 2022)	$1,000	$1,000
Common stock ($0.0001 par value, 200,000,000 shares authorized, 10,647,350 shares issued and outstanding as of April 30, 2023 and October 31, 2022)	1,065	1,065
Additional paid-in capital	323,990	323,990
Accumulated earnings	19,703,898	12,555,142
Accumulated other comprehensive income	(1,103,622)	(2,278,948)

TOTAL SHAREHOLDERS' EQUITY	$18,926,331	$10,602,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$35,607,154	$25,498,161

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended April 30, 2023	For the Three Months Ended April 30, 2022	For the Six Months Ended April 30, 2023	For the Six Months Ended April 30, 2022

Revenues	$734	$8,266,406	$5,991	$13,196,434
Revenues, net	15,517,197	-	23,255,104	-
Total Revenues	15,517,931	8,266,406	23,261,095	13,196,434
Cost of revenues	628	3,680,443	4,120	6,064,436
Gross profit	$15,517,303	$4,585,963	$23,256,975	$7,131,998

OPERATING EXPENSE
General and administrative expenses	8,091,044	1.161,020	12,200,702	2,116,257
Total operating expenses	8,091,044	1,161,020	12,200,702	2,116,257

Income from operations	7,426,259	3,424,943	11,056,273	5,015,741

Other income (expense)
Other income	10	7,727	10	27,190
Other expense	(31,939)	-	(31,939)	-
Total other income (expenses)	(31,929)	7,727	(31,929)	27,190

Net income before tax	7,394,330	3,432,670	11,024,344	5,042,931
Income tax expense	2,267,815	1,285,389	3,875,588	1,957,109
NET INCOME	$5,126,515	$2,147,281	$7,148,756	$3,085,822

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(356,592)	$(672,155)	$1,175,326	$(729,598)

TOTAL COMPREHENSIVE INCOME (LOSS)	$4,769,923	$1,475,126	$8,324,082	$2,356,224

Income per common share
Basic	$0.48	$0.20	$.67	$.29
Diluted	$0.25	$0.10	$.35	$.15

Weighted average common shares outstanding
Basic	10,647,350	10,647,350	10,647,350	10,647,350
Diluted	20,647,350	20,647,350	20,647,350	20,647,350

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

 WORLD SCAN PROJECT, INC.

 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

 FOR THE PERIOD ENDING APRIL 30, 2023

(UNAUDITED)

						ACCUMULATED
					ADDITIONAL	OTHER	ACCUMULATED	TOTAL
	PREFERRED STOCK		COMMON STOCK		PAID IN	COMPREHENSIVE	EARNINGS	EQUITY
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	INCOME (LOSS)	(DEFICIT)	(DEFICIT)

Balance - October 31, 2022	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(2,278,948)	$12,555,142	$10,602,249

Net income	-	-	-	-	-	-	2,022,241	2,022,241
Foreign currency translation	-	-	-	-	-	1,531,918	-	1,531,198
Balance – January 31, 2023	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(747,030)	$14,577,383	$14,156,408
Net income	-	-	-	-	-	-	5,126,515	5,126,515
Foreign currency translation	-	-	-	-	-	(356,592)	-	(356,952)
Balance - April 30, 2023	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(1,103,622)	$19,703,898	$18,926,331

The accompanying notes are an integral part of these unaudited financial statements.

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD ENDING APRIL 30, 2022

(UNAUDITED)

						ACCUMULATED
					ADDITIONAL	OTHER	ACCUMULATED	TOTAL
	PREFERRED STOCK		COMMON STOCK		PAID IN	COMPREHENSIVE	EARNINGS	EQUITY
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	INCOME (LOSS)	(DEFICIT)	(DEFICIT)

Balance - October 31, 2021	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(160,194)	$3,646,360	$3,812,221

Net income	-	-	-	-	-	-	938,541	938,541
Foreign currency translation	-	-	-	-	-	(57,443)	-	(57,443)
Balance – January 31, 2022	10,000,000	$1,000	10,647,.350	$1,065	$323,990	$(217,637)	$4,584,901	$4,693,319
Net income	-	-	-	-	-	-	2,147,281	2,147,281
Foreign currency translation	-	-	-	-	-	(672,155)	-	(672,155)
Balance - April 30, 2022	10,000,000	$1,000	10,647,350	$1,065	$323,990	$(889,792)	$6,732,182	$6,168,445

The accompanying notes are an integral part of these unaudited financial statements.

- F14 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Six Months	Six Months
	April 30, 2023	April 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,148,756	$3,085,822
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,019	22,179
Amortization of long-term deposits	27,467	58,377
Lease expense	144,775	165,942
Changes in operating assets and liabilities:
Accounts receivable	2,005,392	4,598
Advance payments and other prepaid expense	(13,302,962)	(3,651,301)
Inventories	-	(152,870)
Other receivables	(127)	16,221
Deposits	-	(15,148)
Other intangible assets	-	(28,232)
Deferred tax assets	(309,441)	-
Accrued expenses and other payables	3,945,425	19,453
Taxes payable	4,211,460	1,877,878
Deferred revenue	(7,813,344)	(1,431,916)
ROU asset/liability	(154,684)	(146,103)
Net cash used in operating activities	(4,071,264)	(175,100)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	-	(243,462)
Net cash used in investing activities	-	(243,462)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	-	-
Net cash provided by (used in) financing activities	-	-

Net effect of exchange rate changes on cash	$617,120	$(251,169)

Net Change in Cash and Cash Equivalents	(3,454,144)	(669,731)
Cash and cash equivalents - beginning of period	5,836,065	2,583,218
Cash and cash equivalents - end of period	$2,381,921	$1,913,487

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
ROU Asset/Liability	$-	$1,269,132

The accompanying notes are an integral part of these unaudited financial statements.

- F15 -

WORLD SCAN PROJECT, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2023

 (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company, in exchange for 10,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Series A Preferred stock, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock provided to Mr. Uetaki, based on the par value of $.0001 per share of common stock and Series A Preferred Stock, is valued at $2,000.

On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition.

WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business is focused on developing and manufacturing of autonomous aerial vehicles including drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

In September, 2020, the Company entered into subscription agreements with 41 shareholders. Pursuant to these agreements, the Company issued 647,350 shares of common stock in total to these shareholders and received $323,675 as aggregate consideration. At the time of purchase the price paid per share by each shareholder was the equivalent of about 0.50 USD.

These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on August 28, 2020 at 4pm EST.

We operate through our wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. We are a start-up stage company currently focused on developing, designing and selling small sized drones which may be used for a variety of purposes.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 169-0051, Japan.

The Company has elected October 31st as its year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, World Scan Project Corporation, whose registered address is 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Reclassification

Certain amounts in the prior period have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Advertising and Promotion

All advertising, promotion and marketing expenses, including commissions, are expensed when incurred.

Leases

The Company capitalizes all leased assets pursuant to ASU 2016-02, Leases (Topic 842) (“Topic 842”), which requires lessees to recognize right-of-use (“ROU”) assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of nine months or less when purchased to be cash equivalents.

Accounts Receivable and Credit Policies

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. If there is a claim for a defect of product within four days after arrival of goods, the Company shall accept a goods return.

Advance payments and prepaid expenses

Advance payments and prepaid expenses are cash paid amounts that represent costs incurred from which a service or benefit is expected to be derived in the future.

Inventory

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out (“FIFO”) method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category

Fixed assets and depreciation

Property, plant and equipment are stated at cost less depreciation and impairment loss. The initial cost of the assets comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the respective assets as follows: computer software developed or acquired for internal use, 2 to 5 years; computer equipment, 2 to 5 years; buildings and improvements, 5 to 15 years; leasehold improvements, 2 to 10 years; and furniture and equipment, 1 to 5 years.

- F16 -

Foreign currency translation

The Company maintains its books and records in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

April 30, 2023
Current JPY: US$1 exchange rate	134.13
Average JPY: US$1 exchange rate	134.71

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Revenue recognition

The Company adopted ASC 606 – Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue amount represents the invoiced value, net of a value-added tax (“Consumption Tax”) and applicable local government levies. The Consumption Tax on sales is calculated at 10% of gross sales. The Company is subject to consumption taxes in Japan for the years ended October 31, 2022 and 2023  .

The following table summarizes our revenue recognized under ASC 606 in our consolidated statements of operations:

	Six Months Ended
	April 30,
	2023	2022

Revenues
Product sales	$5,991	$13,140,491
Crypto miners sales, net	23,255,104	-
Program for educational institution	-	34,985
Other	-	20,958
Total Revenue Under ASC 606	$23,261,095	$13,196,434

Revenue from product sales

Revenue for products is recognized when the products are delivered to the customer and the customer completes the product inspection. Cash receipts for undelivered products are recorded as deferred revenues. As of April 30, 2023, $1,233   of deferred revenues are related to product sales.

Revenue from crypto miners sales

During the period ended April 30, 2023, the Company acted as an agent in facilitating the sales of crypto miners, produced by a third-party manufacturer, to customers of the Company. Revenue for the sale of crypto miners was recognized when the miners were delivered to the customers and the customers completed the inspection of the miners. Management assessed the Company’s contracts with the third-party manufacturer and customers in consideration of ASC 606, “Revenue from Contracts with Customers”, and determined the Company as the agent in said transactions. As such, the company recognized crypto miner sales net of costs. For the period ended April 30, 2023, cost of goods sold for miner purchases, netted by the gross sales was $83,700,987. As of April 30, 2023, $330,232    of deferred revenues are related to deposits for crypto miners.

Revenue from educational institution program

Revenue for educational institution fees is recognized when the services are provided to the customer. Cash receipts for undelivered products are recorded as deferred revenues. As of April 30, 2023, the Company had no deferred revenues related to the educational institution program.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company recognized deferred tax assets of $650,604 and $307,438 as of April 30, 2023 and October 31, 2022, respectively.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. Each shareholder of Series A Preferred Stock may convert their shares at the option of the holder thereof into an equal amount of shares of any other class or series of the Company’s stock on a one to one basis, therefore the Company computes diluted earnings (loss) per shares by dividing net income (loss) by the sum of the total of weighted average number of common shares and total preferred shares outstanding.

Basic and diluted earnings per share or the three and six months ended April 30th are as follows:

	Three months ended April 30, 2023	Three months ended April 30, 2022	Six months ended April 30, 2023	Six months ended April 30, 2022
Basic earnings per share	$.48	$.20	$.67	$.29
Diluted earnings per share	$.25	$.10	$.35	$.15

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 – Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. As of April 30, 2023 and October 31, 2022, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Concentration of Purchases

Net purchase from suppliers accounting for 10% or more of total purchases are as follows:

For the period ended April 30, 2023, 100% of the inventories were purchased from G-Force in the amount of $4,120.

For the period ended April 30, 2022, 91.7% of the inventories were purchased from G-Force in the amount of $5,546,529.

Concentration of Revenues

Gross revenues from customers accounting for 10% or more of total revenues are as follows:

For the period ended April 30, 2023, 28.14% of total revenue was generated from Kinoshita Group.

For the period ended April 30, 2022, 99.0% of total revenue was generated from Done Net in the amount of $13,061,272.

- F17 -

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates some positive trends, compared with the previous fiscal years, in our financial statements as in below:

As of April 30, 2023, the Company recorded cash and cash equivalents of $2,381,921, an increase of $468,434 as compared to $1,913,487 in the prior year period ended April 30, 2022, The Company’s increased liquidity is derived from increased sales, particularly sales of crypto miners.   As stated in the consolidated financial statements, the Company, for the period ended April 30, 2023, recorded a net income of $7,148,756 (+132% y-o-y) and used $4,071,264 (2,225% y-o-y) in cash flows from operating activities.   Additionally, during the six months ended April 30, 2023, the Company increased working capital by $8,034,660 (83%) as compared to working capital at October 31, 2022.

Having reviewed the above, the Company realizes that whether we shall be able to continue demonstrating the positive trends demonstrated in our financial statements, lies in our ability to continue to generate revenue and increase revenue going forward. Principally, the Company's consolidated financial statements are based on going concern assumptions, which assume the realization of assets and offset of liabilities in the normal course of business. Based on this, the Company also recognizes that it is critical for us to continue to operate and/or perform our obligation(s) in the future and procure any required funds needed to meet the redemption of its debt during normal business operations.

Management has evaluated the estimated impact of COVID-19, which has become a significant factor impacting operations of businesses globally, one of which we believe we will need to continue to monitor as to the potential effects it may have on our own business.

The Company assessed the impact of COVID-19 and believes there to be minimal impact of COVID-19 on the Company’s crypto miner sales, which is currently the Company’s primary source of revenue. The Company will need to continue to monitor COVID-19 and the effects it may have, socially and economically, as it is possible that such developments may in fact impact our operations going forward or more specifically, our sales results. At this time, the Company believes that it will not affect our assumptions as a going concern.

Based on the Company’s evaluation and considering the positive financial trends the Company has experienced year over year, e.g. the increase in net income and increased working capital,   management believes that it has completely mitigated the circumstances that led to a doubt with respect to the Company’s ability to continue as a going concern, which existed at the time of the filing of the Company’s prior year report.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable from customers totaled $27,585 as of April 30, 2023 and $1,847,068 as of October 31, 2022. No bad debt allowance was provided as of April 30, 2023 and October 31, 2022.

Concentration of Accounts Receivable

Accounts receivable from customers accounting for 10% or more of total accounts receivable are as follows:

As of April 30, 2023, 100% of total accounts receivable was owed to the Company by Reshare in the amount of $27,585.

For the year ended October 31, 2022, 77.36% of total accounts receivable was owed to the Company by Drone Net in the amount of $1,428,976 and 15.36% of total accounts receivable was owed to the Company by Chabi in the amount of $283,792.

NOTE 5 - ADVANCE PAYMENTS AND PREPAID EXPENSES

Advance payments are comprised of the payments for the undelivered products and other deliverables. As of April 30, 2023 and October 31, 2022, the Company had advance payments and other prepaid expenses of $31,477,156 and $16,389,562, respectively. Details of the advance payments as of April 30, 2023 and October 31, 2022 are as follows:

	April 30, 2023	October 31, 2022
Purchase of products from G-Force Inc.	$107,209	$101,158
Purchase of products from Royal Sensing	45,105	-
Purchase of advertising from Kumamoto Communications	239,196	-
Purchase of parts from Team M	41,005	37,097
Purchase of parts from Wise Partners Co., Ltd	-	228,785
Purchase of parts from Rogyx Co., Ltd	48,984	31,161
Purchase of cryptocurrency miners from CU Holdings	3,317,677	-
Purchase of cryptocurrency miners from Cellessence Corp.	27,595,050	15,915,311
Other advances and prepaid expenses	82,930	76,050
Totals	$31,477,156	$16,389,562

NOTE 6 - FIXED ASSETS

The company recognizes purchased assets with a useful life longer than one year as fixed or non-current assets. These assets are depreciated using the straight-line method of depreciation over the estimated useful life of the assets.

During the period ended April 30, 2023, the Company purchased no additional long-term assets. The Company is depreciating previously purchased assets over a 5-10 year period once they were put into use. Depreciation expense for the periods ended April 30, 2023 and April 30, 2022 were $26,019 and $22,179, respectively.

During the year ended October 31, 2022, the Company purchased long-term assets, including building renovations, totaling approximately $227,180. The Company is depreciating these assets over a 5-10 year period once they were put into use.

NOTE 7 - DEFERRED REVENUE

Deferred revenue is the amount the Company received in advance from the customer for their orders placed with us. As of April 30, 2023 deferred revenue in the amount of $333,721 was mainly related to our sales of cryptocurrency miners which represents a large amount in both number of transactions and values. As of October 31, 2022, deferred revenue in the amount of $7,401,171 was related to our sales of cryptocurrency miners which represents a large amount in both number of transactions and values.

NOTE 8 - INCOME TAXES

For the periods ended April 30, 2023 and 2022, the Company had income tax expense in the amount of $3,875,588 and $1,957,109, respectively.

United States

The Company was incorporated under the laws of the State of Delaware on October 25, 2019. The U.S. federal income tax rate is 21%.

Japan

The Company conducts its major businesses in Japan through WSP Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

The Company is subject to a number of income taxes, which, in aggregate, represent a statutory tax rate approximately as follows:

	Company’s assessable profit
For the year ended October 31,	Up to JPY 4 million	Up to JPY 8 million	Over JPY 8 million
2022	22.9%	25.37%	37.59%

As of April 30, 2023 and October 31, 2022, the Company had income tax payable of $7,079,847 and $3,329,572, respectively.

NOTE 9 - SHAREHOLDERS EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. The authorized Series A Preferred Stock of the Company consists of 100,000,000. There were 10,000,000 shares of Series A Preferred Stock issued and outstanding as of April 30, 2023 and October 31, 2022.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a) Each share of Series A Preferred Stock shall have no voting rights;

(b) Each shareholder of Series A Preferred Stock may convert their shares at the option of the holder thereof into an equal amount of shares of any other class or series of the Company’s stock on a one to one basis.

Common Stock

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 10,647,350 shares of common stock issued and outstanding as of April 30, 2023 and October 31, 2022.

NOTE 10 - RELATED-PARTY TRANSACTIONS

Loan to the Company

As of April 30, 2023, our CEO and Director,  to Ryohei Uetaki, has advanced the Company $14,911 for salary, $5,568 for health insurance and $458 for expenses. This advance is considered as a loan to the Company which is unsecured, noninterest-bearing and payable on demand.

NOTE 11 - LEASE ASSETS AND LIABILITIES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. We adopted this standard on the effective date of November 1, 2020 and used this effective date as the date of initial application. Under this application method, we were not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. We elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and we did not elect the use of hindsight.

We determine if a contract is a lease at the inception of the arrangement. We review all options to extend, terminate, or purchase the ROU assets, and when reasonably certain to exercise, we include the option in the determination of the lease term and lease liability. We have six operating leases related to our office space in Tokyo with remaining lease terms of 1 to 3 years. We recognized $144, and $165,942 in operating lease costs for the six months ended April 30, 2023 and April 30, 2022, respectively.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

The tables below present financial information associated with our leases. As noted above, we adopted Topic 842 using a transition method that does not require application to periods prior to adoption.

	Balance Sheet Classification	April 30, 2023	October 31, 2022

Right-of-use assets	Lease asset long	$660,055	$705,007
Current lease liabilities	Short-term lease liability	175,604	231,041
Non-current lease liabilities	Lease liability long term	525,384	520,002

Maturities of lease liabilities as of April 30, 2023 are as follows:

2023	148,040
2024	112,729
2025	89,465
2026	89,465
2027 and beyond	447,327
Total	887,026
Add(Less): Imputed interest	(106,038)
Present value of lease liabilities	700,988

NOTE 12 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are comprised of trade accounts payable, accrued payroll tax liabilities and accrued expenses. As of April 30, 2023 and October 31, 2022, the Company had accrued expenses and other payables of $6,674,514 and $2,453,668, respectively. Details of the accrued expenses and other payables as of April 30, 2023 and October 31, 2022 are as follows:

	April 30, 2023	October 31, 2022
Accounts payable, trade	$2,408,852	$2,383,161
Accounts payable for employees	47,099	54,879
Accrued payroll liabilities	19,532	15,628
Totals	$2,475,483	$2,453,668

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 8, 2023 , the date on which the consolidated financial statements were available to be issued and has found no material transactions to report except for the following:

On or about May 15, 2023, the Company announced a direct public offering to sell up to 1,200,000 shares of common stock, at a fixed price of $12.00 per share. This offering   became effective May 25, 2023. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

- F18 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$1,586.88
Auditor Fees and Expenses	$10,000.00
Legal Fees	$2,000.00
Consulting Fees	$50,000.00
Other expenses of issuance and distribution	$10,000.00
Transfer Agent Fees	$10,000.00
TOTAL	$83,586.88

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company. The Company does not anticipate using proceeds from this offering to cover any of the aforementioned expenses.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of World Scan Project, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of World Scan Project, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001, for a total combined value of $2,000. No monies were exchanged per the issuances and the shares were all exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (2)
23.1	Consent of Independent Accounting Firm (2)
99.1	Sample Subscription Agreement (2)
107	Filing Fee Table (2)

(1)	Filed as an exhibit to the Company's Registration Statement on Form S-1, as filed with the SEC on August 26, 2020, and incorporated herein by this reference.
(2)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan on August 8, 2023.

World Scan Project, Inc.

By: /s/ Ryohei Uetaki
Name: Ryohei Uetaki
Title: Chief Executive Officer, Chief Financial Officer, Director Date: August 8, 2023

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Ryohei Uetaki  Signature: /s/ Ryohei Uetaki  Title: Chief Executive Officer, (Principal Executive Officer)

Date: August 8, 2023

Name: Ryohei Uetaki  Signature: /s/ Ryohei Uetaki  Title: Chief Financial Officer (Principal Financial Officer)

Date: August 8, 2023